  As filed with the Securities and Exchange Commission on January 7, 2000
                                             Registration No. 333-______________
 ===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ________________

                         SAKS CREDIT CARD MASTER TRUST
           (In which the Certificates represent undivided interests)
                            SAKS CREDIT CORPORATION
                  (Originator of the Trust described herein)

           Delaware                          6189                    63-1228533
(State or other jurisdiction of   (Primary Standard Industrial      (IRS Employer
Incorporation or organization)    Classification Code Number)    Identification No.)

                            Saks Credit Corporation
                             140 Industrial Drive
                           Elmhurst, Illinois  60126
                                (630) 516-8080
           (Name, address, including zip code, and telephone number,
       including area code, of Registrant's principal executive office)

                            Charles J. Hansen, Esq.
                            Saks Credit Corporation
                             140 Industrial Drive
                           Elmhurst, Illinois 60126
                                (630) 516-8080
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                         Ralph F. MacDonald, III, Esq.
                               Alston & Bird LLP
                              One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424
                                (404) 881-7000
                             (404) 881-4777 (Fax)

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

===============================================================================================================
                                                  Proposed Maximum     Proposed Maximum
 Title of Securities          Amount to be       Offering Price Per   Aggregate Offering        Amount of
   to be Registered           Registered(1)         Certificate            Price(1)          Registration Fee
---------------------------------------------------------------------------------------------------------------
Asset Backed Certificates   $1,000,000,000(2)          100%            $1,000,000,000(2)      $206,389.00(3)
===============================================================================================================

     (1) Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(a) under the Securities Act of 1933.

     (2) Includes $218,225,000 of unsold securities previously registered under Registration Statement No. 333-48739.

     (3) Pursuant to Rule 429 under the Securities Act, the registration fee consists of $206,389 paid herewith and $221,250 which has been previously paid in connection with Registration Statement No. 333-48739 to register an aggregate of $750,000,000 of securities, $218,225,000 of which remain unsold.

                           _________________________

          Pursuant to Securities and Exchange Commission Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus included in this Registration Statement also relates to unsold securities in the aggregate amount of $218,225,000 that were previously registered by the Saks Credit Card Master Trust (formerly named "Proffitt's Credit Card Master Trust") under Registration Statement No. 333-48739 on Form S-3 filed on March 26, 1998.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  Prospectus


                         Saks Credit Card Master Trust
                                    Issuer

                            Saks Credit Corporation
                                  Transferor

                               Saks Incorporated
                                   Servicer


                           Asset Backed Certificates



Consider carefully the risk factors beginning on page 5 in this prospectus.


A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


The certificates will represent interests in the Trust only and will not represent interests in or obligations of Saks or any Saks affiliate.


This prospectus may be used to offer and sell series of certificates only if accompanied by the prospectus supplement for that series.

     The Trust-

     .    from time to time may issue asset backed certificates in one or more series with one or more classes

     .    will own

          .    consumer credit card receivables

          .    payments due on those receivables

          .    other property described in this prospectus and in the
          accompanying prospectus supplement

     The Certificates-

     .    will represent interests in the Trust and will be paid only from
     Trust assets

     .    will be rated in one of the four highest rating categories by at least one nationally recognized rating organization

     .    may have credit enhancement

     .    will be issued as part of a series that may include one or more classes of certificates and enhancement, and that may be paired or grouped with other series

     The Certificateholders-

     .    will receive interest and principal payments from a varying percentage of credit card receivables collections.


Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              ____________, 2000

                  Important Notice About Information In This
             Prospectus and the Accompanying Prospectus Supplement


     This prospectus is part of a "shelf" registration statement that the Trust has filed with the SEC. By using a shelf registration statement, the Trust may offer the certificates from time to time and in one or more offerings. The Trust may use the shelf registration statement to offer up to $1,000,000,000 of certificates. We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:


     .    the terms, including interest rates, for each class;
     .    the timing of interest and principal payments;
     .    financial and other information about the receivables;
     .    information about credit enhancement, if any, for each class;
     .    the ratings for each class; and
     .    the method for selling the certificates.

     If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date, other than the dates of the information, and otherwise as stated on their covers.

     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents and the table of contents included in each prospectus supplement state where these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Terms" beginning on page 59 in this prospectus.


                         Reports to Certificateholders

     The servicer will prepare monthly and annual reports that will contain information about the Trust. We will not prepare the financial information in the reports in accordance with generally accepted accounting principles. Until definitive certificates are issued, we will send the reports to the trustee who will deliver copies to Cede & Co. which is the nominee of DTC and the registered holder of the certificates. We will not send any financial reports directly to you. The reports will be filed with the SEC. See "Where You Can Find More Information," "Description of the Certificates-Book-Entry Registration," and "-- Reports to Certificateholders" in this prospectus.


                      Where You Can Find More Information

     We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer, on behalf of the Trust, will file with the SEC all annual, monthly and special SEC reports and other information about the Trust required by the Securities Exchange Act of 1934 or by the rules and regulations of the SEC.

     You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, 13/th/ Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511.

You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

     The SEC allows us to "incorporate by reference" information we file with the SEC. This means we disclose important information to you by referring you to that information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the updated information. We incorporate by reference any future SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of certificates.

     You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless we specifically incorporate the exhibits by reference), at no cost, by writing or calling Charles J. Hansen at Saks Incorporated, 750 Lakeshore Parkway, Birmingham, Alabama 35211 (205) 940-4000.


              This Prospectus Contains Forward-Looking Statements

     This prospectus contains forward-looking statements that involve risks and uncertainties. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "should", "would," "believe," "estimate," "contemplate," "continue," "possible," or other similar words. Actual results may differ significantly from the results Saks discusses in forward-looking statements. Factors that might cause such a difference include, but are not limited to: general economic and business conditions, both nationally and in Saks' trade areas; Saks' merchandise mixes; Saks' site selection for stores; traffic and demographic patterns; general prospects for the retail industry; the level of consumer spending for apparel and other consumer goods; levels of consumer debt and bankruptcies; changes in interest rates; changes in buying, charging and payment behavior among Saks' customers; the effects of weather conditions on seasonal sales in Saks' trade areas; competition among department and specialty stores and other retailers, including luxury goods retailers, general merchandise stores, mail order retailers and off-price and discount stores; the competitive pricing environment within the retail industry; the effectiveness of Saks' advertising, marketing and promotional campaigns; changes in bankruptcy and other laws affecting credit cards; the speed and effectiveness of identification and implementation of Saks' best practices approach; Saks' ability to determine and implement appropriate merchandising strategies, merchandise flow and inventory turnover levels; Saks' realization of planned synergies, cost savings, and cost containment in its operations and in recent and future acquisitions; Saks' ability to integrate acquired businesses and stores; and any adverse effects of the Year 2000 problem on Saks and its vendors.

     You should also consider all other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference. You should pay particular attention to those factors discussed in any supplement under the heading "Risk Factors." You should not rely on the information contained in any forward-looking statements, and you should not expect Saks to update any forward-looking statements.

                          ___________________________

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.......................................................   1
RISK FACTORS.............................................................   5
CREDIT CARD PROGRAM......................................................  16
THE ACCOUNTS.............................................................  16
THE TRUST................................................................  17
MATURITY ASSUMPTIONS.....................................................  17
USE OF PROCEEDS..........................................................  18
SAKS INCORPORATED........................................................  18
SAKS CREDIT CORPORATION..................................................  19
DESCRIPTION OF THE CERTIFICATES AND THE POOLING AND SERVICING AGREEMENT..  19
General..................................................................  19
Book-Entry Registration..................................................  20
Definitive Certificates..................................................  23
Interest Payments........................................................  24
Principal Payments.......................................................  24
Transfer of Receivables..................................................  25
Exchanges................................................................  25
Representations and Warranties...........................................  27
Addition of Accounts.....................................................  28
Removal of Accounts......................................................  30
Discount Option Receivables..............................................  30
Collection and Other Servicing Procedures................................  31
Collection and Principal Accounts........................................  31
Funding Period...........................................................  32
Investor Percentage and Transferor Percentage............................  32
Application of Collections...............................................  33
Shared Principal Collections.............................................  34
Excess Funding Account...................................................  34
Shared Excess Finance Charge Collections.................................  35
Paired Series............................................................  35
Allocation of Investor Default Amount; Adjustment Amounts; Investor
   Charge Offs...........................................................  35
Allocation of Adjustment Amounts.........................................  36
Defeasance...............................................................  36
Optional Repurchase; Final Payment of Principal; Termination.............  37
Pay Out Events...........................................................  38
Servicing Compensation and Payment of Expenses...........................  38
Certain Matters Regarding the Servicer...................................  39
Servicer Default.........................................................  39
Reports to Certificateholders............................................  41
Amendments...............................................................  42
Indemnification..........................................................  43
Amendments to the Pooling and Servicing Agreement Relating to FASIT
   Election..............................................................  43
List of Certificateholders...............................................  43
The Trustee..............................................................  44
ENHANCEMENT..............................................................  44
General..................................................................  44
Subordination............................................................  45
Cash Collateral Guaranty or Account......................................  45
Letter of Credit.........................................................  45
Surety Bond or Insurance Policy..........................................  45
Spread Account...........................................................  46
Reserve Account..........................................................  46
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.................................  46
Transfer of Receivables..................................................  46
Certain Matters Relating to Bankruptcy or Insolvency.....................  47
Certain Matters Relating to Receivership and Conservatorship of Banks....  48
Proposed FDIC Policy.....................................................  49
Consumer and Debtor Protection Laws, Recent and Proposed Legislation.....  49
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................  50
General..................................................................  50
Characterization of the Certificates as Indebtedness.....................  51
Treatment of the Trust...................................................  51
Possible Classification of the Transaction as a Partnership or as an
   Association Taxable as a Corporation..................................  51
Taxation of Interest Income of U.S. Certificate Owners...................  52
Sale of a Certificate by a U.S. Certificate Owner........................  53
FASIT Considerations.....................................................  53
Non-U.S. Certificate Owners..............................................  53
Backup Withholding.......................................................  54
STATE AND LOCAL TAX CONSEQUENCES.........................................  55
ERISA CONSIDERATIONS.....................................................  55
PLAN OF DISTRIBUTION.....................................................  57
LEGAL MATTERS............................................................  58
INDEX OF TERMS FOR PROSPECTUS............................................  59
ANNEX I - GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.. I-1
Initial Settlement....................................................... I-1
Secondary Market Trading................................................. I-1
Certain U.S. Federal Income Tax Documentation Requirements............... I-3

                              PROSPECTUS SUMMARY

 . This summary highlights selected information from this document and does not contain all the information that you need to make your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus supplement.

 . This summary provides an overview of the receivables and how they will be allocated, calculations, cash flows and other information to aid your understanding. It is qualified by the full description of these allocations, calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

The Trust and The Trustee

The Saks Credit Card Master Trust was formed on August 21, 1997 as part of a master pooling and servicing agreement by and among Saks (formerly named Proffitt's, Inc.), as servicer, Saks Credit Corporation (as successor to Proffitt's Credit Corporation), as transferor, and Norwest Bank Minnesota, National Association, as trustee.

The Trust is a master trust under which we may issue multiple series of certificates. Each series is issued pursuant to a series supplement to the pooling and servicing agreement. The terms of a series are set forth in the related series supplement. Some classes or series may not be offered by this prospectus; for example, they may be offered privately.

Trust Assets

Saks Credit Corporation, as transferor, has transferred to the Trust receivables arising from a portfolio of revolving consumer credit card accounts owned by National Bank of the Great Lakes. The bank is a wholly owned, indirect subsidiary of Saks.

All new receivables generated in the accounts will be transferred automatically to the Trust. The receivables transferred to the Trust are the primary trust assets. From time to time the transferor may designate additional accounts to the Trust. Receivables in such additional accounts will be transferred automatically to the Trust. The total amount of receivables in the Trust will fluctuate daily as new receivables are generated and payments are received. The transferor may also transfer additional assets to the Trust.

See "Information About the Receivables" and "Description of the Certificates and the Pooling and Servicing Agreement-Addition of Accounts" in this prospectus.

The Trust's assets also include payments due on the receivables and other proceeds of the receivables and related credit insurance policies.

Additional Trust assets may include:

 . monies and investments in the Trust's bank and other accounts; and

 . instruments and rights providing credit enhancement to a series or class.

The transferor may also remove, subject to limitations and conditions, receivables that it has transferred to the Trust.

See "Description of the Certificates and the Pooling and Servicing Agreement-Removal of Accounts" in this prospectus.

Information About the Receivables

The receivables arise in accounts selected and designated to the Trust by the transferor from the bank's credit card account portfolio. This selection is based on criteria established in the pooling and servicing agreement.

The bank's credit card account portfolio consists of private label credit card accounts established for customers of Saks' retail businesses.

The receivables consist of both principal receivables and finance charge receivables.

Principal receivables are generally amounts charged by cardholders for merchandise and services.

Finance charge receivables are finance charges and credit card fees charged to cardholders. The transferor may also designate a percentage of principal receivables that will be treated as finance charge receivables. These redesignated receivables are called discount option receivables.

See "Description of the Certificates and the Pooling and Servicing Agreement-Discount Option Receivables" in this prospectus.

Collections By The Servicer

Saks services the receivables under the pooling and servicing agreement for a servicing fee. In limited cases, Saks may resign or be removed, and either the trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the Trust. Each series pays a portion of the servicing fee.

See "Saks Incorporated" in this prospectus.

The servicer receives collections on the receivables, deposits those collections in an account and keeps track of collections of finance charge receivables and principal receivables. The servicer then allocates those collections.

Allocation of Trust Assets

The Trust assets will be allocated to the holders of certificates and other interests of each series and to SCC as the holder of the exchangeable transferor certificate. The exchangeable transferor certificate represents the remaining interest in the assets of the Trust not represented by the certificates and other interests issued by the Trust. On any date, this remaining interest is equal to the aggregate amount of principal receivables in the Trust not allocated to a series or to holders of other classes of certificates. If there is more than one class in a series, there may be a further allocation of Trust assets among each class.

The servicer will allocate (a) collections of finance charge receivables and principal receivables and (b) receivables in accounts written off as uncollectible, to each series based on a varying percentage, called the investor percentage, as described in the accompanying prospectus supplement.

The aggregate amount of principal receivables allocated at any time to a series establishes that series' "investor interest."

See "Description of the Certificates and the Pooling and Servicing Agreement-General" and "--Investor Percentage and Transferor Percentage" in this prospectus.

Interest Payments on the Certificates

Each certificate of a series will represent the right to receive payments of interest as described in the accompanying prospectus supplement. If a series of certificates consists of one or more classes, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest, and rights to credit enhancement.

Each class of certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the certificates.

See "Description of the Certificates and the Pooling and Servicing Agreement-Application of Collections," "--Shared Excess Finance Charge Collections" and "Enhancement" in this prospectus.

Principal Payments on the Certificates

Each certificate of a series will represent the right to receive payments of principal as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity and rights to credit enhancement.

Revolving Period

The revolving period for a class starts on the date that certificates for that class are issued and ends at the start of an amortization period or an accumulation period. The Trust will not pay or accumulate principal for the related certificateholders in the revolving period. During the revolving period, the Trust, subject to certain limitations, will usually pay available principal to the holder of the exchangeable transferor certificate or, in certain circumstances, available principal may be used to pay amounts due to holders of certificates of other series issued by the Trust.

Accumulation and Amortization Periods

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

 . principal is accumulated in specified amounts per month and paid on a scheduled date;

 . principal is paid in fixed amounts at scheduled intervals;

 . principal is paid in varying amounts at scheduled intervals;

 . principal is paid in varying amounts each month following certain adverse events.

Controlled Accumulation Period

If a class of certificates has a controlled accumulation period, the Trust is expected to pay available principal to the certificateholders on a scheduled payment date specified in the accompanying prospectus supplement. If the series has more than one class, each class may have a different priority for payment. For a period of time prior to the scheduled payment date, the Trust must deposit available principal in a trust account in specified amounts plus any specified amounts not previously deposited. If amounts sufficient to pay the investor interest for a class have not been accumulated by the scheduled payment date for that class, a pay out event will occur and the rapid amortization period will begin. The controlled accumulation period for a class starts on a date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

 . the investor interest for the class is paid in full;
 . a rapid amortization period starts; or . the latest date by which principal and interest for the series of certificates can be paid, which is called the stated series termination date.

Controlled Amortization Period

If a class of certificates has a controlled amortization period, the Trust will pay available principal to the certificateholders on each distribution date during the controlled amortization period in a fixed amount plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment. The controlled amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

 . the investor interest for the class is paid in full;
 . a rapid amortization period starts; or . the stated series termination date is reached.

Principal Amortization Period

If a class of certificates has a principal amortization period, the Trust will pay available principal to the certificateholders on each distribution date during the principal amortization period. If a series has more than one class, each class may have a different priority for payment. The principal amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

 . the investor interest for the class is paid in full;
 . a rapid amortization period starts; or . the stated series termination date is reached.

Rapid Amortization Period

If a class of certificates is in a rapid amortization period, the Trust will pay available principal to the certificateholders on each distribution date. If the series has more than one class, each class may have a different priority for payment. The rapid amortization period starts on the day a pay out event occurs. The rapid amortization period ends when any of the following occurs:

 . the investor interest for the class is paid in full; or . the stated series termination date is reached.

Pay Out Events

A pay out event for any series of certificates will include the adverse events described in the accompanying prospectus supplement, including:

 . events of insolvency or receivership relating to the transferor or Saks; or . the Trust or the transferor becomes an "investment company" under the
  Investment Company Act of 1940.

See "Description of the Certificates and the Pooling and Servicing Agreement-Pay Out Events" in this prospectus.

Shared Excess Finance Charge Collections

Series may be grouped together. If specified in the accompanying prospectus supplement, to the extent that collections of finance charge receivables allocated to any series are not needed for that series, those collections may be applied to shortfalls of another series in the same group.

See "Description of the Certificates and the Pooling and Servicing Agreement-Shared Excess Finance Charge Collections" "--Application of Collections" and "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" in this prospectus.

Shared Principal Collections

If specified in the accompanying prospectus supplement, to the extent that collections of principal receivables and certain other amounts that are allocated to the investor interest for any series are not needed for that series, those collections may be applied to cover principal payments for another series in the same group.

See "Description of the Certificates and the Pooling and Servicing Agreement-Shared Principal Collections" in this prospectus.

Credit Enhancement

Each class of a series may be entitled to credit enhancement. Credit enhancement provides additional payment protection to investors.

Credit enhancement may take one or more forms, including the following:

 . subordinated classes               . letter of credit
 . collateral interest                . surety bond
 . insurance                          . spread account
 . cash collateral                    . reserve account
 . guaranty or account                . swap arrangements

The type, characteristics and amount of any credit enhancement will be:

 . based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued; and

 . established based on the requirements of each rating agency rating one or more classes of the certificates of that series.

See "Enhancement" and "Risk Factors-Credit Ratings Are Limited In Nature and Do Not Guarantee Payments" in this prospectus.

Optional Repurchase

The transferor has the option to repurchase any series of certificates once the investor amount for the series is reduced to 10% or less of the initial investor amount.

See "Description of the Certificates and the Pooling and Servicing Agreement-Optional Repurchase; Final Payment of Principal; Termination" in this prospectus.

Tax Status

Information concerning the application of the federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes is included in this prospectus and the accompanying prospectus supplement.

See "Certain Federal Income Tax Consequences" in this prospectus and "Certain Federal Income Tax Consequences of the Offered Certificates" in the accompanying prospectus supplement.

Certificate Ratings

Any certificate offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See "Risk Factors-Credit Ratings Are Limited And Do Not Guarantee Payments" in this prospectus.

                                 RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the certificates.

You May Not Be Able to Resell Your      The underwriters may assist in resales
Certificates                            of the certificates but they are not
                                        required to do so. A secondary market
                                        for the certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your certificates at any time.

Other Interests May Have Priority       The transferor has represented in the
Over Your Certificates                  pooling and servicing agreement that the
                                        transfer of the receivables to the Trust is a sale of, or alternatively the grant of a security interest in, the receivables. The transferor has taken steps to give the trustee a "first priority perfected security interest" in the receivables in the event a court concludes the transferor still owns the receivables. If the Trust's interest in the receivables is deemed a security interest in the receivables, a tax, government or other nonconsensual lien arising before receivables come into existence may have priority over the Trust's interest in the receivables.

                                        See "Certain Legal Aspects of the
                                        Receivables--Transfer of Receivables"
                                        and "Description of the Certificates and the Pooling and Servicing Agreement-- Representations and Warranties" in this prospectus.

If a Conservator or Receiver is         The bank and the transferor believe that
Appointed for the Bank, Its Assets      the transfers of the receivables from
May Be Sold at a Loss, and Payments     the bank to the transferor are "true
on Your Certificates May Be Affected    sales." This is important if a
                                        conservator or receiver were appointed
                                        for the bank. In those circumstances, if the transfer of receivables were characterized as a security interest in the receivables and not a true sale, reductions or delays in payments to the transferor could occur. Consequently, payments on the certificates may be delayed and you may experience losses in your investment.

                                        The Federal Deposit Insurance Act, as
                                        amended by the Financial Institutions
                                        Reform, Recovery and Enforcement Act of
                                        1989, and policy statements issued by
                                        the FDIC, provide that the FDIC should
                                        respect a security interest where the
                                        security interest--

                                        .  is validly perfected before the
                                           bank's insolvency; and
                                        .  was not taken in contemplation of the
                                           bank's insolvency or with the intent
                                           to hinder, delay or defraud the bank
                                           or its creditors.

                                        FDIC staff positions taken prior to the
                                        passage of FIRREA suggest that the FDIC
                                        would not interrupt the timely transfer
                                        to the Trust of payments collected on
                                        the receivables. If the FDIC were to
                                        assert a different position, your
                                        payments of outstanding principal and
                                        interest could be delayed and possibly
                                        reduced. For example, under the FDIA,
                                        the FDIC could--

                                        . require the trustee to go through an
                                          administrative claims procedure to
                                          establish its right to those payments;
                                        . request a stay of proceedings with
                                          respect to the bank; or
                                        . reject the bank's sales contract and
                                          limit the Trust's resulting claim to
                                          "actual direct compensatory damages."

                                        If a conservator or receiver were
                                        appointed for the bank, then a pay out
                                        event could occur on all outstanding
                                        series. Under the terms of the pooling
                                        and servicing agreement, new principal
                                        receivables would not be transferred to
                                        the Trust and the trustee would sell the receivables, unless holders of more than 50% of the investor interest of each class of outstanding certificates, and anyone else authorized to vote on those matters, gave the trustee other instructions. The Trust would then terminate earlier than was planned and you could suffer a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. However, the conservator or receiver may have the power:

                                        .  regardless of the terms of the
                                           pooling and servicing agreement, (a)
                                           to prevent the beginning of a rapid
                                           amortization period, (b) to prevent
                                           the early sale of the receivables and
                                           termination of the Trust or (c) to
                                           require new principal receivables to
                                           continue being transferred to the
                                           Trust; or

                                        .  regardless of the instructions of
                                           those authorized to direct the
                                           trustee's actions under the pooling
                                           and servicing agreement, (a) to
                                           require the early sale of the
                                           receivables, (b) to require
                                           termination of the Trust and
                                           retirement of the certificates or (c)
                                           to prohibit the continued transfer of
                                           principal receivables to the Trust.

                                        The FDIC proposed a policy statement in
                                        December 1998 to clarify when the FDIC
                                        will not attempt to reclaim, recover or
                                        recharacterize assets transferred by a
                                        bank to a special purpose entity in
                                        connection with a securitization. The
                                        FDIC withdrew the proposed policy
                                        statement and proposed a regulation on
                                        August 31, 1999. The proposed regulation confirms that the FDIC's current practice will apply to securitizations that satisfy the criteria for sale accounting and where the documentation reflects the parties' intention to treat the transaction as a sale and not as a secured borrowing. See "Recent Legislative and Regulatory
                                        Developments."

                                        In addition, if a conservator or
                                        receiver is appointed for the servicer,
                                        the conservator or receiver might have
                                        the power to prevent either the trustee
                                        or the certificateholders from
                                        appointing a new servicer.

                                        See "Certain Legal Aspects of the
                                        Receivables--Certain Matters Relating to
                                        Receivership Bankruptcy or Insolvency"
                                        in this prospectus.

Changes to the Receivables Could        The bank continues to own the accounts
Adversely Affect Collections and        and retains the right to change various
Could Cause an Early Pay Out or a       account terms, including the finance
Downgrade of Your Certificates          charges and other fees it charges and
                                        the required monthly minimum payment.
                                        Changes to these terms may be made
                                        voluntarily by the bank or may be forced upon it by law or market conditions.
                                        Changes in the finance charges and other fees could decrease the effective yield on the accounts and this could lead to a pay out event and the early amortization of your certificates. Changes in account terms also may alter payment patterns.
                                        If payment rates decrease significantly
                                        at a time when you are scheduled to
                                        receive principal, you might receive
                                        principal more slowly than planned.
                                        Changes could also cause a reduction in
                                        the credit ratings on your certificates.

                                        The bank has agreed that it will not
                                        reduce the interest rate it charges on
                                        the receivables or other fees if that
                                        action would result in a pay out event,
                                        unless it is required to do so by law or it determines that changes are necessary to maintain its credit card business, based on its good faith assessment of its business competition.

                                        In addition, the bank has agreed that it will not change the terms of the accounts or its servicing practices, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge offs, unless it reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

Consumer Protection Laws May            Federal and state consumer protection
Adversely Affect Collections and        laws regulate the creation and
Yield Maintenance and Lead to an        enforcement of consumer loans. The Trust
Early Pay Out or Inability to Pay       may be liable for violation of laws that
                                        apply to the receivables, either as an
                                        assignee from the transferor with
                                        respect to the obligations arising
                                        before the transfer of the receivables
                                        to the Trust, or as a party directly
                                        responsible for obligations arising
                                        after the transfer. In addition,
                                        Congress, the states and the regulatory
                                        agencies could further regulate the
                                        credit card industry in ways that make
                                        it more difficult for the servicer to
                                        collect payments on the receivables or
                                        that reduce the finance charges and
                                        other fees that the bank can charge on
                                        to the accounts. Congress has, for
                                        example, considered legislation that, if enacted, would reduce the bank's ability to impose overlimit fees. Any reduction in the finance charges and other fees would decrease the effective yield on the accounts and could lead to a pay out event that would result in the payment of principal sooner than expected.
                                        Changes in the Bankruptcy Code also
                                        could affect the amount and timing of
                                        collections on receivables.

                                        See "Description of the Certificates and the Pooling and Servicing Agreement--Pay Out Events" in this prospectus.

                                        The transferor has made representations
                                        and warranties relating to the validity
                                        and enforceability of the receivables
                                        and compliance with laws. Subject to
                                        conditions, the transferor must accept
                                        reassignment of each receivable that
                                        does not comply in all material respects with applicable laws. However, we do not anticipate that the trustee will make any examination of the receivables or the related records for the purpose of determining the presence of defects, compliance with representations and warranties, or for any other purpose.

                                        See "Description of the Certificates and the Pooling and Servicing
                                        Agreement--Representations and
                                        Warranties" and "Certain Legal Aspects
                                        of the Receivables--Consumer and Debtor
                                        Protection Laws; Recent and Proposed
                                        Legislation" in this prospectus.

                                        Receivables may also be written off as
                                        uncollectible if a cardholder seeks
                                        protection under federal or state
                                        bankruptcy or debtor relief laws, and a
                                        court reduces or discharges completely
                                        the cardholder's obligations to repay
                                        amounts due on his or her account. This
                                        could reduce or eliminate available
                                        funds to pay you if no funds are
                                        available from credit enhancement or
                                        other sources.

                                        See "Description of the Certificates and the Pooling and Servicing Agreement-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" in this prospectus.

                                        The bank may be named as a defendant in
                                        a lawsuit or administrative action
                                        challenging the terms of its credit card programs or asserting violations of consumer protection laws. An adverse decision could require the bank to pay refunds to cardholders and could require changes to the terms of the accounts that could adversely affect certificateholders.

Principal Could be Paid Earlier or      The receivables may be paid at any time.
Later Than Expected                     We cannot assure that additional
                                        receivables will be generated or will be generated at levels needed to maintain the Trust. To prevent the early amortization of the certificates, new receivables must be generated and added to the Trust.

                                        A significant decline in the amount of
                                        receivables generated could result in
                                        the occurrence of a pay out event and
                                        the commencement of the rapid
                                        amortization period. If a pay out event
                                        occurs, you could receive payment of
                                        principal sooner than expected. Saks'
                                        and the bank's ability to compete in the retail and credit environment will affect the amounts of receivables generated and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization or accumulation period and delay your receipt of payments.

                                        The pooling and servicing agreement
                                        requires that the balance of principal
                                        receivables in the Trust be maintained
                                        at a specified level. If the level of
                                        principal receivables falls below this
                                        minimum level, the transferor is
                                        required periodically to add additional
                                        receivables through the designation of
                                        additional accounts to the Trust. If the transferor is unable to add additional receivables when required, an early amortization will occur.

                                        See "Maturity Assumptions" in this
                                        prospectus.

If You Hold Subordinated                If a class is subordinated, principal
Certificates, You Will Be Paid Only     payments on the subordinated class
After the Senior Certificates Have      certificates generally will not begin
Been Paid                               until the senior class or classes are
                                        repaid. Additionally, if collections of
                                        finance charge receivables allocated to
                                        a series are insufficient to cover
                                        amounts due for that series' senior
                                        certificates, the investor interest for
                                        the subordinated certificates might be
                                        reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated certificates in future periods and could cause possible delays or reductions in principal and interest payments on the subordinated certificates. If receivables had to be sold, for example, because a conservator or receiver were appointed for the bank, the net proceeds of that sale available to pay principal would be paid first to senior certificateholders and any remaining net proceeds would be paid to the subordinated certificateholders.

A Decline in the Index on Which         Currently, all accounts have fixed
Variable Finance Charges Are Based      interest rates. In the future, some
Could Reduce Collections                accounts may have finance charges set at
                                        a variable rate based on a designated
                                        index such as the prime rate. A series
                                        of certificates may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the interest payable on the certificates and other amounts paid from collections of finance charge receivables. Changes in the rates charged on the accounts may be different in terms of both timing and amount from the changes in the rates payable on variable rate certificates.

The Issuance of Additional Series       The Trust is a master trust and has
Could Adversely Affect Payments on      issued other series of certificates, and
Your Certificates and Could Reduce      expects to issue additional series from
Your Voting Rights                      time to time. All of the certificates
                                        are payable from receivables in the
                                        Trust. The Trust may issue additional
                                        series with terms that are different
                                        from your series without your prior
                                        review or consent. Before the Trust may
                                        issue a new series, each rating agency
                                        that has rated an outstanding series
                                        must confirm that the issuance of the
                                        new series will not result in a
                                        reduction or withdrawal of its ratings
                                        of existing series. However, the terms
                                        of a new series could affect the timing
                                        and amounts of payments on other
                                        outstanding series. The owners of the
                                        certificates of any new series will have voting rights which will reduce the percentage vote represented by your series. The actions which may be affected include the appointment of a successor servicer following a servicer default, and amending the pooling and servicing agreement.

Credit Ratings Are Limited And Do Not   Each credit rating assigned to
Guarantee Payments                      certificates is based on the rating
                                        agency's evaluation of the receivables
                                        in the Trust and the availability of any credit enhancement. The ratings reflect the rating agency's assessment only of the likelihood that interest and principal will be paid on certificates as required under the pooling and servicing agreement and series supplements.

                                        The ratings do not address:

                                        .  the likelihood that the principal or
                                           interest on your certificates will be
                                           prepaid, or that principal will be
                                           paid on any particular date before
                                           the termination date of your series;

                                        .  the possibility that your
                                           certificates will be paid early or
                                           the possibility of the imposition of
                                           United States withholding tax for
                                           non-U.S. certificateholders;

                                        .  the marketability or liquidity of
                                           the certificates or any market price
                                           for the certificates; or

                                        .  whether an investment in the
                                           certificates is suitable for you.

                                        A rating is not a recommendation to
                                        purchase, hold or sell certificates of
                                        any class or series and may be changed
                                        or withdrawn at any time.

New Assets Could Erode Existing         The transferor expects that it will
Trust  Assets' Credit Quality           periodically designate additional
                                        accounts to the Trust and may, at times
                                        be obligated to designate additional
                                        accounts. Additional accounts may
                                        include accounts which were originated
                                        using criteria that are different from
                                        the accounts currently designated to the Trust. There are many reasons that could cause such differences, including the fact that the additional accounts were originated at a different date or were acquired from an institution which used different credit card standards or procedures, or represent a different segment of Saks' customers or the bank's credit card business. Consequently future additional accounts may not have the same credit quality as those currently designated to the Trust.

                                        In addition, the pooling and servicing
                                        agreement allows the transferor to add
                                        to the Trust participation interests in
                                        other credit card receivables and
                                        related collections. The addition of
                                        participation interests and of
                                        additional accounts will be subject to
                                        the satisfaction of conditions described in this prospectus under "Description of the Certificates and the Pooling and Servicing Agreement--Addition of
                                        Accounts."

If the Transferor Exercises Its         The applicable series supplement may
Repurchase Option, You Could Receive    permit the transferor to repurchase the
an Early Return of the Principal Due    remaining certificates of the series The
to You and Face A Reinvestment Risk     appliwhen 10% or less of the original
                                        principal amount of the series remains
                                        outstanding. A repurchase may result in
                                        an early return of your investment. A
                                        premium will not be paid in the event of the exercise of the repurchase option, and you may not be able to invest the early repayment amount at a similar rate of return.

If the Transferor Elects to Treat a     The pooling and servicing agreement
Portion of Principal Receivables as     permits the transferor to elect to treat
Finance Charge Receivables,             a percentage (a discount percentage) of
Principal Payments Could Be Delayed     principal receivables as finance charge
                                        receivables. Currently, 1% of principal
                                        receivables are treated as finance
                                        charge receivables. The ability of the
                                        transferor to adjust the discount is
                                        limited in certain circumstances. The
                                        transferor must give prior written
                                        notice to the servicer, the trustee and
                                        the rating agencies and, on occasion, to the holders of any unrated series. If the discount percentage is reduced to less than 1%, or increased to more that 3%, the rating agencies must confirm that their ratings will not be affected and other consents may be required. From time to time, the transferor may decide, without notice to or the consent of, any holders of certificates, to increase, reduce or discontinue the use of the discount.

                                        Any election by the transferor to
                                        discount the principal receivables will
                                        increase finance charge receivables and
                                        reduce principal receivables. This may
                                        delay principal payments on the
                                        certificates. Discounting will also
                                        reduce the transferor's interest in the
                                        Trust, (a) increasing the likelihood
                                        that the transferor may have to
                                        designate more accounts to the Trust or
                                        that a pay out event will occur based on the transferor's interest or the amount of principal receivables in the Trust, but (b) reducing the possibility of a pay out event based in part on the amount of collections of finance charge receivables. Any subsequent reduction or withdrawal of the percentage would have the opposite effect.

If Amounts In A Prefunding Account      The transferor may, create a prefunding
Are Not Invested in Receivables You     account for a new series and deposit
Could Receive An Early Return of        into it a portion of the proceeds of
Principal and Face a Reinvestment       that series. Funds in the prefunding
Risk                                    account will be invested in additional
                                        principal receivables. However, any
                                        funds in the prefunding account not used by a specific date must be paid to the holders of the certificates of that series. This will result in an early return of principal. The transferor does not expect to pay a prepayment penalty or premium in such event. If you receive an early payment you may not be able to reinvest at a rate equivalent to the rate you received on the certificates that were paid early.

The Trustee's Records Will Not          Unless stated otherwise in the
Recognize You as a Certificate Owner    accompanying prospectus supplement, your
and You Will Not Have Direct            certificates initially will be
Ownership Rights                        represented by one or more certificates
                                        registered in the name of Cede, the
                                        nominee for DTC, and will not be
                                        registered in your name or the name of
                                        your nominees. Unless definitive
                                        certificates are issued for a series,
                                        the trustee will not recognize you as a
                                        certificateholder. As a result, you will only be able to exercise the rights of certificateholders indirectly through
                                        DTC, Cedelbank or Euroclear and their
                                        participating organizations and you will only receive the reports and other information provided in the pooling and servicing agreement through DTC. You may, however, request such reports and information from the trustee, and the monthly certificateholders' statements will be filed with the SEC on Form 8-K.
                                        You may not be able to pledge your
                                        certificates to persons that do not
                                        participate in the DTC system and you
                                        may be unable to take other actions
                                        because you will not have a physical
                                        certificate.

                                        See "Description of Certificates and the Pooling and Servicing Agreement-Book-Entry Registration" and "Definitive Certificates" in this prospectus.

Increased Convenience Use of the        Increased convenience use of credit
Bank's Credit Cards and Special         cards affects the level of finance
Deferral Arrangements Could Result      charge collections. Convenience use
in Principal Being Paid Earlier         means that the cardholder pays his or
                                        her account balance in full on or prior
                                        to the due date, and therefore avoids
                                        paying any finance charges on the
                                        account. The bank also offers to waive
                                        finance charges or to defer billing on
                                        certain receivables to encourage the use of its credit cards by Saks' customers.
                                        This decreases the effective yield on
                                        accounts and could cause an early
                                        amortization of your certificates.
                                        Convenience use is more common among
                                        cardholders who do not pay an annual
                                        fee.

If Sales at Saks' Stores Decline, a     The bank's credit cards can only be used
Pay Out Event Could Occur               to purchase merchandise and services
                                        from Saks' retail businesses. The Trust
                                        is therefore completely dependent on
                                        sales by these businesses that are
                                        charged to the accounts. The stores
                                        compete with other retail outlets in
                                        their respective geographic areas. Some
                                        of these competitors are larger than
                                        Saks and may be able to devote greater
                                        financial and other resources to credit
                                        card marketing and other competitive
                                        activities.

                                        The stores generally compete on the
                                        basis of pricing, quality, merchandise
                                        selection, customer service and
                                        amenities, and store location and
                                        design. The stores' success also depends in part on their ability to anticipate and respond to changing merchandise trends and customer preferences. Accordingly, any failure to anticipate and respond to these changes in a timely manner could materially adversely affect sales, which in turn could materially adversely affect the volume and characteristics of the receivables and Saks' business, financial condition or results of operations. The stores may not continue to expand or experience sales growth at the same rate as in prior years. In the event the stores do not generate an adequate level of receivables, a pay out event could occur. In addition, the pooling and servicing agreement does not prohibit the stores from disposing of all or any portion of its business or assets.

                                        See "Credit Card Program" in the
                                        prospectus supplement.

If Credit Losses Increase, a Payout     Sales of Saks' merchandise and services
Event Could Occur                       are seasonal, with disproportionately
                                        high levels during the Christmas
                                        shopping season. Sales are generally
                                        weakest during the summer months . The
                                        outstanding amount of receivables
                                        reflects this seasonality. Credit losses typically lag credit sales by seven to eight months reflecting Saks' write-off policies. Therefore, the seasonal increase in credit losses due to Christmas sales coincides with the low summer sales volumes. This raises the ratio of credit losses to receivables balances during the summer.

                                        If these higher losses during the summer months cannot be absorbed by the allocations of finance charge collections and credit enhancement and new receivables from additional sales and charges, a pay out event could occur, and the principal on your certificates may be returned earlier than expected.

Use of Other Credit Cards and Forms     Saks' retail businesses accept other
of Payment Could Reduce the             credit cards in addition to the bank's
Receivables in the Trust                credit cards, including American
                                        Express(R), MasterCard(R), VISA(R) and
                                        the Discover Card(R). Therefore, not all Saks' credit sales will generate receivables. The credit card market is highly competitive and is experiencing increased advertising, targeted marketing and pricing competition, as traditional and new credit card issuers seek to enter the market or expand. The use of incentive programs, for example, awards for card usage, may also affect the volumes charged on credit cards.
                                        Customer purchases using the bank's
                                        credit cards in the future may not
                                        continue to represent their current
                                        percentage of each department store's
                                        sales, compared to sales made on other
                                        credit cards, debit cards, and by cash
                                        or check.

                                        See "Credit Card Program -- Portfolio
                                        Information" in the prospectus
                                        supplement.

The Servicer May Use the Collections    If Saks, or one of its affiliates, is
For Its Own Benefit Which May Mean      the servicer, collections on receivables
that the Trust Will Not Have a          during periods when conditions specified
Perfected Interest in the Collections   in the pooling and servicing agreement
                                        are satisfied may be commingled and used for the servicer's own benefit prior to each distribution date. In the event of the bankruptcy, insolvency, receivership or conservatorship of any of the bank, the servicer, the subservicers or the transferor or, in certain circumstances, the lapse of certain time periods as provided under the UCC, the Trust may not have a perfected interest in such collections. During periods when Saks fails to maintain its credit rating or meet other criteria required by the rating agencies, the servicer will be required to deposit a portion of the collections directly into a designated account.

If Saks is Unable to Successfully       Saks has consummated several
Integrate The Credit Card Operations    acquisitions and may evaluate future
of Companies Acquired by Saks, the      acquisition opportunities, including
Performance of the Bank's Credit        acquisitions of other regional
Card Portfolio Could Be Affected        department store chains and individual
                                        stores or locations. Acquisitions by
                                        Saks generally result in the transferor
                                        designating additional accounts to the
                                        Trust. Saks' operations and earnings
                                        have been, and will continue to be,
                                        affected by its ability to successfully
                                        integrate the operations, including
                                        proprietary credit cards, of any
                                        acquired businesses or store locations.
                                        While Saks has successfully integrated
                                        the operations of acquired businesses
                                        and managed the related portfolios of
                                        proprietary credit cards in the past, it may not be able to continue to do so.
                                        The failure to successfully integrate
                                        any such credit card operations could
                                        have a material adverse effect on the
                                        performance of the bank's credit card
                                        portfolio and could result in payments
                                        on certificates not being made when
                                        expected.

                                        See "Credit Card Program -- Retail
                                        Businesses" in the prospectus
                                        supplement.

Any Credit Enhancement Will Not         Credit enhancement for any series will
Guarantee Payments of Principal and     be limited and will be subject to
Interest                                reduction. If the amount available is
                                        reduced to zero, or if the enhancement
                                        provider fails or is unable to make the
                                        necessary payments, you will bear
                                        directly the credit and other risks
                                        associated with your investment. The
                                        Trust is only obligated to make payments of principal and interest to certificateholders from the receivables in the Trust, and from enhancement, if any, that is available. If any certificates are not paid in full on a timely basis, you have no rights against the transferor, the servicer, the bank or any of their affiliates with respect to such payments.

                                        See "Enhancement."

                              CREDIT CARD PROGRAM

     On February 2, 1998, Saks (formerly named "Proffitt's, Inc.") acquired National Bank of the Great Lakes (the "Bank"), a national credit card bank, as a result of Saks' acquisition of Carson Pirie Scott & Co. ("CPS"). The Bank has been issuing proprietary credit cards to CPS customers since February 1996. Upon the acquisition of CPS, Saks contributed all of its proprietary credit card accounts to the Bank.

     On September 17, 1998, Proffitt's, Inc. acquired Saks Holdings, Inc. ("Saks Holdings"). Saks Holdings owned the Saks Fifth Avenue, Off 5th, Bullock & Jones and Folio businesses ("Saks Fifth Avenue"). Immediately following the acquisition, Proffitt's changed its name to "Saks Incorporated" ("Saks") and contributed all of Saks Fifth Avenue's proprietary credit card accounts to the Bank.

     On July 1, 1999, the Trust changed its name from the "Proffitt's Credit Card Master Trust" to the "Saks Credit Card Master Trust", and a new Saks' subsidiary, Saks Credit Corporation ("SCC" or the "Transferor"), succeeded Proffitt's Credit Corporation as Transferor to the Trust. SCC also entered into a new Receivables Purchase Agreement with the Bank that replaced PCC's previous Receivables Purchase Agreement with the Bank. At the same time, the Transferor designated to the Trust approximately two million accounts of Saks Fifth Avenue customers and transferred to the Trust approximately $341 million of related receivables.

     The Bank issues proprietary credit cards to customers of the Saks Fifth Avenue, Proffitt's, McRae's, Younkers, Herberger's, Parisian, Carson Pirie Scott, Boston Store and Bergner's department stores (collectively, the "Department Stores") for in-store, phone and catalog purchases. Saks expects that the credit cards will be available for use in the future for internet and similar electronic commerce transactions. Saks uses the Bank's proprietary credit card programs to help stimulate sales, generate brand loyalty, and to market Saks' merchandise and services. The Bank originates and administers each program, performing some functions directly and others by contracts with affiliates and third parties, under standardized guidelines that maintain control over the credit underwriting and collections processes. The Bank's ownership of the credit card accounts creates efficiencies and cost savings, and increases revenue by, among other things (i) allowing for greater standardization of terms for all of the Bank's credit card accounts, (ii) permitting the assessment of uniform interest charges (including other charges and fees), and (iii) allowing for future flexibility and potential income generation through various other programs.

                                 THE ACCOUNTS

     The Accounts consist of all Eligible Accounts of the Bank existing as of the close of business on February 2, 1998 and those Accounts added thereafter. Additional Eligible Accounts originated in the normal operation of the Bank's credit card business generally will be added on a daily basis as Automatic Additional Accounts. In addition, subject to the provisions of the Pooling and Servicing Agreement, certain Eligible Accounts relating to acquired businesses may in the future be added as Additional Accounts. The Receivables will include all amounts payable by cardholders under such Accounts which are Eligible Receivables. As a result, some of the Accounts may be recently solicited, unseasoned accounts. See "Credit Card Program" in the Prospectus Supplement and "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties" herein.

     An "Eligible Receivable" is a Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all applicable requirements of law and pursuant to an agreement which complies with all applicable requirements of law, in either case the failure to comply with which would have a material adverse effect upon Certificateholders, (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by any Eligible Originator or by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by any Eligible Originator of the related cardholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens (except those permitted by the Pooling and Servicing Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-306 of the UCC), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes "chattel paper," an "account" or a "general intangible" under and as defined in Article 9 of the UCC, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the Credit Card Guidelines or as permitted by the Pooling and Servicing Agreement, (ix) which is not at the time of its transfer to the Trust subject, to the knowledge of the Transferor or the Servicer, to any claim of setoff, rescission, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses, (x) as to which the Transferor and any originator specified in the Pooling and Servicing Agreement (each, an "Eligible Originator") have satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the Transferor and the Eligible Originator have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein. In order to qualify as an "Eligible Account," each such Account must, as of the date of its selection, (i) be in existence and owned by any Eligible Originator or the Transferor, (ii) be payable in United States Dollars, (iii) not have the related credit card reported lost or stolen or be designated as counterfeit or fraudulent, (iv) not be identified in the Transferor's computer files as canceled or charged off due to the Obligor's bankruptcy, insolvency or death,
(v) not have the receivables in such Account written off as uncollectible, (vi) not have the receivables in such Account assigned, pledged or sold, (vii) have an Obligor who has provided a billing address in the United States or its territories or possessions and (viii) not be an account with respect to which the Transferor or any corporate affiliate of the Transferor is the Obligor.

     The Receivables arising from the Accounts will reflect balances which include unpaid principal, finance charges, and other charges, including credit insurance.

     Pursuant to the Pooling and Servicing Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions discussed under "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts," to designate from time to time additional qualifying credit card accounts of the Bank to be included as Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. New accounts generated by the Bank (including accounts issued to customers of any stores that hereafter are acquired or operated by
Saks) generally will be included automatically as Automatic Additional Accounts on an ongoing basis, subject to the right of the Transferor in its sole discretion to cease such automatic additions. Further, pursuant to the Pooling and Servicing Agreement, the Transferor has the right, subject to certain limitations and conditions discussed under "Description of the Certificates and the Pooling and Servicing Agreement -- Removal of Accounts," to designate certain Accounts to be removed from the Trust and to require the Trustee to retransfer all Receivables in such removed Accounts to the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement -- Transfer of Receivables."

                                   THE TRUST

     The Trust has been formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Trust will not engage in any activity other than acquiring and holding Receivables, issuing Series of Certificates and any related interest in the Trust and the Exchangeable Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for, or sources of, additional capital resources other than the assets of the Trust.

                             MATURITY ASSUMPTIONS

     Unless otherwise specified in the accompanying Prospectus Supplement, following the Revolving Period, Collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, Collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will also specify when the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, as applicable, will commence, the principal payments that are expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based, and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period.

     The Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof may not be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the payment rate assumptions for any Series may not prove to be correct. The accompanying Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge offs and other related information relating to the Trust Portfolio. Future events may not be consistent with such historical data.

     The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. Collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or on any Scheduled Payment Date, as applicable, may be different when compared to any historical experience set forth in the accompanying Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

     The generation and collection of Receivables will also be affected by the operations of Saks and its subsidiaries. See "Risk Factors -- If Sales At Saks Stores Decline, a Pay Out Event Could Occur" and "-- Use of Other Credit Cards and Other Forms of Payment Could Reduce the Receivables in the Trust."

     The actual payment rate for any Series of Certificates may be slower than the payment rate used to determine the Controlled Accumulation Amount of Collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders of a specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, and in each case the actual number of months for the period beginning on the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates may not equal the expected number of months for the period. The amount of outstanding Receivables and the rates of payments, delinquencies, charge offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, availability of other sources of credit, general economic conditions, and consumer spending and borrowing patterns. Accordingly, future cardholder and monthly payment rate experience may be different when compared to historical experience.

                                USE OF PROCEEDS

     The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes, including the purchase of Receivables from the Bank on a daily basis pursuant to the Receivables Purchase Agreement and the repayment of other Series.

                               SAKS INCORPORATED

     Saks is a national retailer that, as of the date of this prospectus, operates over 350 department stores in 38 states. Saks is the fourth largest traditional department store company in the United States.

     Saks' stores are principally anchor department stores in leading regional or community malls and typically offer a broad selection of fashion apparel, shoes, accessories, jewelry, cosmetics, decorative home furnishings, and, in selected locations, furniture. Saks' stores operate under the following trade names: Saks Fifth Avenue, Younkers, Off 5th, Parisian, Herberger's, Carson
Pirie Scott, McRae's, Bergner's, Boston Store, and Bullock & Jones. In addition, Saks operates the Folio and Bullock & Jones catalog businesses.

     Saks was incorporated under the laws of the State of Tennessee in 1919. Saks' principal executive offices are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is (205) 940-4000.

                            SAKS CREDIT CORPORATION

     SCC was incorporated in Delaware in June 1999, and is wholly owned, directly and indirectly, by Saks. SCC was organized for the limited purposes of purchasing accounts receivable such as the Receivables, forming trusts such as the Trust and transferring such accounts receivable to such trusts. The principal executive offices of SCC are located at 140 Industrial Drive, Elmhurst, Illinois 60126. Its telephone number is (630) 516-8080.

    DESCRIPTION OF THE CERTIFICATES AND THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued in Series. Each Series will represent an interest in the Trust. Each Series will be issued pursuant to the Pooling and Servicing Agreement and a related Series Supplement. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement which is incorporated herein by reference. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject, and are qualified in their entirety by reference, to all of the provisions of the Pooling and Servicing Agreement and the related Series Supplement.

General

     The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in the Trust. For each Series of Certificates, unless otherwise specified in the accompanying Prospectus Supplement, the Investor Amount on any date will be equal to the Initial Investor Amount as of the related Closing Date for such Series minus the amount of principal paid in respect of such Series prior to such date and minus the amount of unreimbursed Investor Charge Offs with respect to such Series prior to such date, plus the aggregate amount of reductions of the Series Adjustment Amounts. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds held in any specified account, and any other amount specified in the accompanying Prospectus Supplement.

     Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. The Investor Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the accompanying Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

     For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the accompanying Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the Record Dates specified in the accompanying Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the accompanying Prospectus Supplement.

     The Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Pooling and Servicing Agreement, any other interests in the Trust relating to any Series or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Transferor Certificate will have the right to a floating percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust.

     Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates during the Revolving Period, the Investor Amount will remain constant except under certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary as new Principal Receivables are added to the Trust and others are paid. The Transferor Amount will fluctuate, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Accumulation Period, the Investor Amount of such Series will generally decline as payments of principal are distributed or accumulated pending distribution to the Certificateholders. As a result, the Transferor Amount will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Investor Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor Amount may also be reduced as the result of an Exchange. See "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" and "-- Exchanges."

     The assets of the Trust will consist of the Receivables, all monies due or to become due in respect thereof (including all Finance Charge Receivables), all Collections, Recoveries and other proceeds of the Receivables and proceeds of credit insurance policies, if any, relating to the Receivables, all rights to security, if any, for any Receivables, all proceeds and products of all of the foregoing, and all monies held in certain accounts of the Trust, including the Collection Account, the Excess Funding Account, the Reserve Account and the Cash Collateral Account. For purposes of this section, the term "Receivables" " shall include all the property and rights listed in the preceding sentence. In addition, the Transferor has assigned to the Trust the Transferor's rights relating to the Receivables under the Receivables Purchase Agreement, pursuant to which the Receivables transferred to the Trust by the Transferor have been and will be purchased by the Transferor from the Bank.

     Unless otherwise specified in the accompanying Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Certificates."

     If so specified in the accompanying Prospectus Supplement, application will be made to list the Offered Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

     Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates issued in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (each a "Depositary" and collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between DTC Participants will occur in accordance with the rules and procedures of DTC (the "DTC Rules"). Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under any related Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States Dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing

Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to affected Certificate Owners or their nominees in the manner described under "-- Definitive Certificates."

     DTC has advised us that its management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as these relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames. However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

     . impress upon them the importance of such services being Year 2000 compliant; and

     . determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services.

     In addition, DTC is in the process of developing contingency plans it deems appropriate. According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. None of the Transferor, the Bank, Saks or any of their affiliates makes any representation as to the accuracy or completeness of such information.

Definitive Certificates

     Unless otherwise specified in the accompanying Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the accompanying Prospectus Supplement) of the Investor Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the related Series Supplement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar," which is currently the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Interest Payments

     For each Series of Certificates and Class thereof, interest will accrue from the date specified in the applicable Prospectus Supplement on the applicable amount of the Investor Amount at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the accompanying Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the accompanying Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from Collections of Finance Charge Receivables available to be allocated to the Investor Amount during the preceding Monthly Period or Periods, as described in the accompanying Prospectus Supplement, and may be funded from certain investment earnings on funds held in certain accounts of the Trust, from any applicable Enhancement, if necessary, or from certain other sources specified in the accompanying Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such Collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more segregated trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the accompanying Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made (including any penalty interest on overdue interest), the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

     Unless otherwise specified in the accompanying Prospectus Supplement, during the Revolving Period for each Series (which begins on the Closing Date relating to such Series and ends on the last day of the Monthly Period preceding the commencement of the Accumulation Period or, if earlier, the day the Rapid Amortization Period begins), principal payments will be made to the holder of the Exchangeable Transferor Certificate, allocated to other Series, applied as reallocated Principal Collections, if required, or deposited in the Excess Funding Account rather than deposited to the Principal Account or paid to Certificateholders of such Series. Under certain circumstances, the Transferor may postpone the commencement of the Accumulation Period, as described in the accompanying Prospectus Supplement. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified, or determined in the manner specified, in the accompanying Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the accompanying Prospectus Supplement or will be accumulated in a Principal Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the accompanying Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from Collections of Principal Receivables received during the related Monthly Period or Periods as specified in the accompanying Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the accompanying Prospectus Supplement. In the case of a Series with more than one Class of

Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The accompanying Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

     Funds held in any Principal Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the accompanying Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the accompanying Prospectus Supplement.

Transfer of Receivables

     The Transferor has transferred and assigned to the Trust all of its right, title and interest in and to Receivables in certain Accounts selected from the portfolio of consumer revolving credit card accounts owned as of the date of this Prospectus by the Bank, all of the Receivables to be created under such Accounts and the proceeds of all of the foregoing.

     In connection with the transfer of the Receivables to the Trust, the Transferor has caused the Servicer to indicate in the records, including any computer files of the Bank and the Transferor, that the Receivables have been sold and transferred to the Transferor and thereupon transferred by the Transferor to the Trust. In addition, the Transferor has provided and will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account (i) its account number and (ii) the amount of Receivables in such Account as of the applicable cut-off date. Except as set forth above, the records or agreements relating to the Accounts and the Receivables maintained by or on behalf of the Transferor or the Servicer will not be segregated from those relating to other credit card accounts and receivables and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Transferor has filed UCC-1 financing statements in accordance with the UCC to perfect the Trust's interest in the Receivables. See "Risk Factors -- Consumer Protection Laws May Adversely Affect Collections and Yield Maintenance and Lead to an Early Pay Out or Inability to Pay" and "Certain Legal Aspects of the Receivables."

Exchanges

     The Pooling and Servicing Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Amount, which will be held by the Transferor and generally will not be transferable, except as described in the accompanying Prospectus Supplement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Series Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Certificates evidencing any Series of Certificates, to the Trustee in exchange for one or more newly issued Series and a reissued Exchangeable Transferor Certificate.
The Pooling and Servicing Agreement contemplates that one or more Series will be created pursuant to Series Supplements, in which the Transferor will specify the Principal Terms with respect to each Series, including: (i) the name or designation of such Series, (ii) its initial principal amount (or method for calculating such amount), (iii) its Certificate Rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue on such Series, (v) the method for allocating Collections and Defaulted Receivables to Certificateholders of such transferor interest, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate servicing fees, (viii) the Minimum Transferor Interest Percentage applicable to such Series, (ix) the minimum amount of Principal Receivables required to be maintained with respect to such Series, (x) for certain types of Enhancement, the issuer and terms of such Enhancement with respect to such Series, (xi) the base rate for such Series, if applicable, (xii) the terms on which the Certificates of such Series may be repurchased at the Transferor's option or remarketed to other investors, (xiii) the Stated Series Termination Date, (xiv) any requirement to deposit into any account maintained for the benefit of Certificateholders of such Series, (xv) the number of Classes of such Series, and any other interests in the Trust relating to such Series, and if more than one

Class, the rights and priorities of each such Class, and the rights and priorities of any holder of any related interest, (xvi) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the Depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid), (xvii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon, (xviii) the priority of any Series with respect to any other Series, if applicable, (xix) the Group, if any, in which such Series will be included and (xx) any other relevant terms. None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series.

     The Transferor may offer any Series of Certificates under a Disclosure Document in offerings utilizing this Prospectus or in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series of Certificates may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor intends to offer additional Series.

     The Pooling and Servicing Agreement provides that the Transferor may perform Exchanges, and specify Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Revolving Periods or Accumulation Periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing.

     Each Series may have the benefits of a form of Enhancement only available to that Series and issued by issuer(s) different from the issuers of Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such Enhancement only on behalf of the Series to which it relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement with respect to each Series. The Pooling and Servicing Agreement also provides that the Transferor may specify different Certificate Rates and Investor Servicing Fees with respect to each Series. The Transferor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which Series (or a particular Class within a Series) may be repurchased at the Transferor's option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities.
There is no limit to the number of Exchanges that the Transferor may perform under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

     Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Transferor may perform an Exchange by notifying the Trustee at least three days in advance (the "Exchange Notice") of the date upon which the Exchange is to occur (the "Exchange Date"). An Exchange Notice will state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (i) its Initial Investor Amount and Pre-Funded Amount, if applicable (or the method for calculating such amounts) and (ii) its Certificate Rate or Rates (or the method for allocating interest payments or other cash flows to such Series), if any and (iii) the applicable Enhancement, if any, for the Certificates of such new Series. On the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) the applicable Enhancement, if any, and the related Enhancement agreement, (iii) an opinion of counsel to the effect that Certificates of such Series (other than any Class required to be retained by the Transferor) will be characterized either as indebtedness or an interest in a partnership (that is, not taxable as a corporation) under existing law for Federal income tax purposes and that the issuance of such Series will not have a material adverse effect on the Federal income tax characterization of any outstanding Series of Certificates that have been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association for Federal or applicable state tax purposes,
(iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (v) the existing Exchangeable Transferor Certificate and
(vi) a written certification from the Transferor that the Transferor Amount is at least equal to the Minimum Transferor Amount. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the Certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

Representations and Warranties

     The Transferor has made certain representations and warranties in the Pooling and Servicing Agreement to the Trustee on behalf of the Trust to the effect that, as to each Series and as of the date of the related Series Supplement and the related Closing Date of such Series, among other things, (a) it is duly incorporated, validly existing and in good standing and has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Receivables Purchase Agreement and (b) as of the relevant cut-off date (or as of the related cut-off date for any such Additional Accounts (the "Additional Account Cut-Off Date")) each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed by the Transferor in selecting the Accounts. If so provided in any Series Supplement and described in the accompanying Prospectus Supplement, any of these representations and warranties proves to have been incorrect in any material respect when made, and (i) continues to be incorrect in any material respect for 60 days after written notice of such breach is received by the Transferor from the Trustee or by the Transferor and the Trustee from holders of Certificates representing not less than 50% of the aggregate Investor Amounts of all Series (the "Aggregate Investor Amount"), and (ii) as a result of which the interests of the holders of Certificates are materially and adversely affected and remain materially and adversely affected for such period, then the Trustee, or the holders of Certificates representing more than 50% of the Aggregate Investor Amount, may declare that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "-- Pay Out Events."

     The Transferor has also made representations and warranties in the Pooling and Servicing Agreement to the Trustee for the benefit of the Trust relating to the Receivables to the effect, among other things, that (a) as of the Cut-Off Date or the creation date (the "Creation Date"), as applicable, and in the case of Receivables in Additional Accounts the Additional Account Cut-Off Date, each of the Receivables then existing is an Eligible Receivable and (b) each Receivable transferred on such date has been transferred free and clear of any liens, other than certain liens permitted by the Pooling and Servicing Agreement, such as liens for taxes and governmental charges not then due or which the Transferor is contesting in good faith, the Transferor's interests in the Receivables as holder of the Exchangeable Transferor Certificate and the Transferor's right to receive certain interest and investment earnings under the Pooling and Servicing Agreement and various Series Supplements thereunder. In the event of a breach of any representation and warranty set forth in this paragraph, and where, as a result, any Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of liens, except those liens described in the prior sentence, then, unless such breach is cured within 90 days or such longer period specified by the Trustee upon the request of the Servicer (not to exceed an additional 90 days) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer or the Transferor's or the Servicer's receipt of written notice of such breach from the Trustee, the Transferor shall accept retransfer of such Receivable (each an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, no such retransfer shall be required to be made with respect to such Ineligible Receivable if, on any day within such 90-day period, the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects as if such Ineligible Receivable has been transferred to the Trust on such day and the related Account is no longer a Defaulted Account and the Trust's rights with respect to such Receivable are no longer materially impaired and the proceeds of such Receivable are available to the Trust, free and clear of all liens. Notwithstanding the above, in the event of a breach of the representation and warranty set forth in clause (b) of this paragraph and either (i) such lien (1) ranks prior to the lien created pursuant to the Pooling and Servicing Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Transferor, or (ii) such lien is not of the types described in clause (i) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust, free and clear of any lien except permitted as described above, the Transferor shall immediately repurchase and the Trustee shall convey, without recourse, all of the Trustee's right, title and interest in each such Ineligible Receivable. The Transferor shall accept retransfer of each such Ineligible Receivable and there shall be deducted from the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the aggregate amount of each such Ineligible Receivable. If the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would reduce the Transferor Amount below the Minimum Transferor Amount (after giving effect to the addition of any Principal Receivables to the Trust), the Transferor will be obligated to make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Minimum Transferor Amount exceeds the Transferor Amount, or designate sufficient Additional Accounts. Such deposit will be considered a repayment in full of the Ineligible Receivable and will be allocated as a collection in respect of Principal Receivables. The obligation of the Transferor to accept retransfer of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

     The Transferor has also made representations and warranties to the Trustee for the benefit of the Trust with respect to each Series, to the effect, among other things, that as of the Initial Cut-Off Date or the date of the related Series Supplement and the related Closing Date of any such Series that (a) the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Transferor and (b) the Pooling and Servicing Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the Accounts and acquired by the Transferor pursuant to the Receivables Purchase Agreements and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders), or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted by the Pooling and Servicing Agreement such as tax liens not then due or which Saks or the Transferor is contesting in good faith) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event (i) any of the representations and warranties described in this paragraph is either not true and correct or (ii) a material amount of Receivables are Ineligible Receivables and, in either case, such event has a material adverse effect on the interests of Certificateholders of all Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the Aggregate Investor Amount, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders), may direct the Transferor to accept transfer of all the Receivables within 90 days of such notice or within such longer period as may be specified in such notice (not to exceed an additional 90 days). The Transferor will be obligated to accept transfer of such Receivables on a Distribution Date occurring within such applicable period. Such retransfer will not be required to be made, however, if at any time during such applicable period the representations and warranties shall then be true and correct in all material respects or there is no longer a material amount of such Receivables which are not Eligible Receivables. The price for such retransfer will be equal to the Aggregate Investor Amount at the end of the business day preceding the Distribution Date on which the retransfer is scheduled to be made less the amount, if any, held in any Principal Account and the Excess Funding Account on such date of transfer plus an amount equal to all accrued but unpaid interest on all Series at the applicable Certificate Rates through the end of the respective Interest Period(s) of such Series, plus any Enhancement required to be paid pursuant to any Supplement. The payment of the retransfer amount shall be made into the Collection Account in immediately available funds, and will be considered a prepayment in full of all such Receivables and will be paid to the Certificateholders, and the Enhancement Providers, if any. These obligations will constitute the sole remedy respecting a breach of the representations and warranties set forth in this paragraph available to the Trustee or the Certificateholders.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before June 30 of each calendar year, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

Addition of Accounts

     Subject to the conditions set forth below, the Transferor has the right to designate from time to time Additional Accounts (which may be from any billing cycle and which may be VISA, MasterCard or proprietary credit card accounts) to be included as Accounts and to transfer to the Trust all Receivables in such Additional Accounts (each such date, an "Additional Account Closing Date"), whether such Receivables are then existing or thereafter created. In addition, if as of the end of any Monthly Period, the Transferor Amount (after giving effect to any amounts deposited in the Excess Funding Account) is less than the Minimum Transferor Amount, or if, as of the end of any Monthly Period, the aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, then the Transferor will, under the Pooling and Servicing Agreement, cause the Receivables of

Additional Accounts to be included as Accounts, and the Transferor will purchase Receivables in such Additional Accounts under the Receivables Purchase Agreements and transfer such Receivables to the Trust in a sufficient amount so that the Transferor Amount as of the end of such Monthly Period would have equaled or exceeded the Minimum Transferor Amount or the aggregate Principal Receivables would have equaled or exceeded the Minimum Aggregate Principal Receivables. "Minimum Aggregate Principal Receivables" means the sum of the numerators used to determine Investor Percentages with respect to Principal Receivables for each Series outstanding for such period.

     In addition to or in lieu of Additional Accounts, the Transferor is permitted to add to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (each, a "Participation Agreement") entered into by the Transferor which entitles the Certificateholder to receive percentages of Collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Pooling and Servicing Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust. To the extent required pursuant to the Securities Act, any Participations transferred to the Trust (a) will have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and
(b) will be acquired in secondary market transactions not from the Transferor or an affiliate.

     The Transferor may designate Additional Accounts or add Participations only upon satisfaction of the following conditions: (i) the Transferor shall give the Trustee and the Servicer at least five business days' notice of the proposed addition which specifies the approximate amount of Receivables or Participations to be transferred, (ii) the Transferor shall give the Trustee an executed transfer agreement together with a list of such Additional Accounts or Participations, (iii) the Transferor shall represent and warrant that each Additional Account was as of the date of selection an Eligible Account, no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Certificates were used in selecting such Additional Accounts, and that as of the closing date of such transfer, the Transferor is not nor will it be made insolvent by the transfer of Receivables in such Additional Accounts, (iv) the Transferor shall represent and warrant that the transfer of such Additional Accounts constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables in such Additional Accounts, whether then existing or thereafter created, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted under the Pooling and Servicing Agreement) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust, (v) the Transferor shall deliver an officer's certificate confirming the items specified in clauses (ii), (iii) and (iv) in this paragraph, (vi) with respect to the designation of certain Additional Accounts, the Transferor shall deliver an opinion of counsel in respect of such addition in the form specified in the Pooling and Servicing Agreement, (vii) with respect to the designation of certain Additional Accounts or the addition of any Participations, the Transferor shall notify each Rating Agency of such proposed addition of Additional Accounts or Participations and such Rating Agency shall have delivered a letter confirming that the Rating Agency Condition shall have been satisfied and (viii) the Transferor shall record and file appropriate financing statements with respect to the Participations or the Receivables then existing and thereafter created in the Additional Accounts for the transfer of accounts, general intangibles and chattel paper meeting the requirements of applicable state law necessary to perfect the transfer and assignment of the Receivables in Additional Accounts by the Transferor to the Trust, or otherwise perfect the Trust's interests in the Participations. The Transferor will deliver to the Trustee a computer file, microfiche or written list of all such Additional Accounts.

     Accounts opened during the normal operation of the Bank's credit card business shall be automatically added to the Accounts as Automatic Additional Accounts on an ongoing basis; provided, however, that such automatic inclusion and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account, (ii) the inclusion in the Trust of the Receivables arising under such account would exceed the Aggregate Automatic Addition Limit or (iii) the Transferor otherwise designates such account as an account which is not to be included as an Account. The Transferor will deliver to the Trustee on a quarterly basis a computer file, microfiche or written list of all such included Accounts and has recorded and filed, or will record and file, all appropriate financing statements with respect to the Receivables in such Automatic Additional Accounts. The Transferor, at its option may, by providing written notice to the Trustee and the Bank, terminate or suspend the automatic inclusion of Automatic Additional Accounts at any time.

     "Aggregate Automatic Addition Limit" means (i) the number of Eligible Accounts designated as Automatic Additional Accounts, which either (x) with respect to any period of three consecutive Monthly Periods commencing in January, April, July or October of a calendar year equals 15% of the sum of the number of Accounts as of the last business day preceding the commencement of such period and the number of Additional Accounts included as Accounts since such business day or (y) with respect to any period of 12 consecutive Monthly Periods, equals 20% of the sum of the number of Accounts as of the last business day preceding the commencement of such period and the number of Additional Accounts included as Accounts since such business day or (ii) such higher number of Automatic Additional Accounts as to which Standard & Poor's and Moody's or any other applicable Rating Agency rating any certificates shall consent to in writing.

     Although each Additional Account or Automatic Additional Account must satisfy certain criteria set forth in the Pooling and Servicing Agreement at the time of its selection, Additional Accounts and Automatic Additional Accounts may not necessarily be of the same credit quality as the Accounts.

Removal of Accounts

     Subject to the conditions set forth below, during the Revolving Period, the Transferor has the right to remove from the Trust all Receivables from certain accounts which it designates as Removed Accounts and to accept the reconveyance of all the Receivables in the Removed Accounts, without notice to the Certificateholders, provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor shall give the Trustee and the Servicer notice of such removal 10 business days prior to the date on which the Accounts are to be reassigned to the Transferor. The Transferor shall be permitted to designate and require retransfer to it of Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) each Rating Agency shall have delivered a letter confirming that the Rating Agency Condition has been satisfied, (ii) the Transferor shall have delivered or caused to be delivered to the Trustee for execution a written retransfer agreement and a computer file, microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and Receivables balance in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders of any outstanding Series or any provider of Enhancement with respect to Certificates (each an "Enhancement Provider") were used in selecting the Removed Accounts;
(iv) such removal shall not, in the reasonable belief of the Transferor, cause the Transferor Amount to be less than the Minimum Transferor Amount, and the aggregate amount of Principal Receivables in the Trust shall not be less than the Minimum Aggregate Principal Receivables; (v) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, result in a Pay Out Event; and (vi) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (v) above.

Discount Option Receivables

     The Transferor may at any time designate a specified percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The Discount Percentage as of September 1, 1999 was fixed at 1%. The Transferor may, without notice to or consent of the Certificateholders, from time to time, exercise its Discount Option to increase, reduce or eliminate (subject to the limitation described below) the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change or to apply the Discount Percentage to Receivables created in Accounts not previously subject to the Discount Percentage. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in limited circumstances, holders of Certificates that are not rated, of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein unless the Transferor reasonably believes that such increase, reduction or elimination will at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series; provided that if such designation would cause the Discount Percentage to be less than 1% or more than 3%, the Rating Agency Condition must be satisfied and in limited circumstances, holders of outstanding Certificates that are not rated must consent to such action.

     Discount Option Receivables shall be equal to, on any date of processing, the sum of (a) the aggregate Discount Option Receivables at the end of the prior date of processing plus (b) any new Discount Option Receivables created on such date of processing minus (c) any Discount Option Receivable Collections received on such date of processing. The Discount Option Receivables created on any date of processing shall be the product of (i) the amount of Principal Receivables created on such date of processing (without giving effect to the deduction of the Discount Option Receivables) and (ii) the Discount Percentage.

     "Discount Option Receivable Collections" means, on any date of processing on and after the date on which the Transferor's exercise of its Discount Option is in effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables, in each case at the end of the prior Monthly Period, and (b) Collections of Principal Receivables (without giving effect to Discount Option Receivables) on such date of processing.

Collection and Other Servicing Procedures

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures in effect for servicing credit card account receivables comparable to the Receivables, as such policies and procedures may be modified from time to time by the Servicer. As of the date of this Prospectus, the Servicer has designated its affiliate McRae's, Inc., as a Subservicer.

Collection and Principal Accounts

     The Servicer will establish and maintain, or cause to be established and maintained, the Collection Account, which will be a segregated corporate trust account, with the Trustee or another Qualified Institution, in the Trustee's name and for the benefit of the Certificateholders of all Series then outstanding. The Servicer will also establish a Principal Account as a segregated trust account established with a Qualified Institution. A "Qualified Institution" is defined generally as a (i) depository institution or trust company, organized under the laws of the United States or any state thereof (or any domestic branch or agency of any foreign bank), the deposits of which are insured by the Federal Deposit Insurance Corporation, which at all times has a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1 by Standard & Poor's Ratings Services ("Standard & Poor's"), in the case of the certificates of deposit or short-term unsecured debt, or a rating from the applicable Rating Agency of at least Aaa or AAA or the equivalent, as applicable, in the case of its long term unsecured debt obligations, or (ii) a depository institution, otherwise acceptable to each Rating Agency rating any Series. Notwithstanding the foregoing, any institution which shall have corporate trust powers (whether or not such institution takes deposits) and which maintains the Collection Account, the Excess Funding Account, the Principal Account or any other account maintained for the benefit of Certificateholders of any Series as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long term unsecured debt rating of at least Baa3 from Moody's so long as Moody's is a Rating Agency rating any Series.

     All payments to Certificateholders will be paid solely out of the amounts in the Collection Account and Principal Account. Funds in the Collection Account and Principal Account will be invested, at the direction of the Servicer, in "Permitted Investments", which include (i) direct obligations of, and obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, incorporated under the laws of the United States of America or any state thereof (including the District of Columbia, and any domestic branch or agency of any foreign bank), and which is subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that the commercial paper, if any, and short-term unsecured debt obligations of such depository institution or trust company shall have, at the time of the Trust's investment or contractual commitment to invest therein, a credit rating from the Rating Agency in the highest investment category granted by such Rating Agency,
(iii) commercial paper having, at the time of the Trustee's investment or contracted commitment to invest therein, a rating in the highest investment category granted by such Rating Agency, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by the Rating Agencies, (vi) time deposits (having maturities of not more than 30 days) or notes which are payable on demand by an entity the commercial paper of which has a rating of the highest investment category granted by the Rating Agencies, (vii) certain repurchase obligations involving Permitted Investment instruments so long as the counterparty thereto has at the time of the Trust's investment therein, a short-term debt rating of at least A-1 or P-1, or the equivalent from the applicable Rating Agencies and
(viii) any other investments approved in writing by the applicable Rating Agencies prior to the Trust's investment therein. For purposes of determining the availability of funds or balances in the Collection Account, all investment earnings on such funds shall be deemed not to be available or on deposit until actually credited to such account. The Servicer, or a Subservicer on behalf of the Servicer, will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent, which unless otherwise described in a Prospectus Supplement, will be the Trustee, will have the revocable power to withdraw funds from the Principal Account for the purpose of making distributions to the Certificateholders.

Funding Period

     For any Series of Certificates, the accompanying Prospectus Supplement may specify that for a Funding Period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series the Pre-Funded Amount, which may be up to 100% of the aggregate principal amount of such Series, will be held in a Pre-Funding Account established with the Trustee for the benefit of the Certificateholders of such Series pending the transfer of additional Receivables to the Trust or the reduction of the Investor Amounts of other Series. The accompanying Prospectus Supplement will specify the Initial Investor Amount with respect to such Series, the Full Investor Amount of such Series and the date by which the Investor Amount is expected to equal the Full Investor Amount. The Investor Amount will increase as Receivables are delivered to the Trust or as the Investor Amounts of other Series are reduced. The Investor Amount may also decrease due to Investor Charge Offs as provided in the accompanying Prospectus Supplement.

     During the Funding Period, funds held in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Amount. In the event that the Investor Amount does not for any reason equal the Full Investor Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the accompanying Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the accompanying Prospectus Supplement See "Risk Factors -- If Amounts In a Prefunding Account Are Not Invested in Receivables You Could Receive An Early Return of Principal and Face a Reinvestment Risk."

     If so specified in the accompanying Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, on each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the accompanying Prospectus Supplement.

Investor Percentage and Transferor Percentage

     The Servicer will allocate between the Investor Amount of each Series (and between each Class of or other interest in the Trust in respect of each Series) and the Transferor Amount and, in certain circumstances, the Enhancement Investor Amount, all Collections of Finance Charge Receivables, all Collections of Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage in each case. The Pooling and Servicing Agreement provides that the Servicer may estimate the amounts of Collections that are allocable to Collections of Principal Receivables and to Collections of Finance Charge Receivables. If the Servicer is able to determine the actual amount of Collections proceeds which are Collections of Finance Charge Receivables and Collections of Principal Receivables, the Servicer may at its option allocate Collections in accordance with such actual amounts. All estimates of Collections of Finance Charge Receivables will be binding for all purposes on the Certificateholders, the Trustee and the Transferor.

     The Prospectus Supplement relating to a Series will specify the Investor Percentage with respect to the allocations of Collections of Principal Receivables, Collections of Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and the Accumulation Period, as applicable. The Investor Percentage for a Series may be based on an amount other than the Investor Amount. In addition, for each Series of Certificates having more than one Class, the accompanying Prospectus Supplement will specify the method of allocation between Classes.

     The Transferor Percentage will, in all cases, be equal to 100% minus the sum of the applicable Investor Percentages for all Series then outstanding (the "Aggregate Investor Percentage").

Application of Collections

     Unless otherwise specified in a Series Supplement and the accompanying Prospectus Supplement, and except as otherwise provided below, the Servicer will deposit Collections into the Collection Account, no later than the second business day (or such other day specified in the accompanying Prospectus Supplement) following the date of processing. As long as Saks or an affiliate of Saks is the Servicer and no Pay Out Event relating to a Servicer Default shall have occurred and be continuing, and either, (i) Saks or such affiliate has and maintains a minimum short-term debt or certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's unless otherwise specified in the accompanying Prospectus Supplement or (ii) Saks shall have obtained a written notice from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Certificates of any Series, then the Servicer may make such deposits and payments on the business day prior to each Distribution Date. As long as Saks or any affiliate is the Servicer and a Servicer Default shall not have occurred and be continuing, the Servicer may make deposits into the Collection Account and the Excess Funding Account net of amounts payable as of such date to the Transferor or the Servicer from amounts held in such accounts. Unless specified in any Series Supplement, the Servicer is not required to deposit into the Collection Account, any Collections of Finance Charge Receivables and Principal Receivables or any other amounts allocable to the Exchangeable Transferor Certificate.

     Unless otherwise specified in the accompanying Prospectus Supplement, the Servicer will apply or cause the Trustee to apply funds deposited in the Collection Account with respect to each Distribution Date as follows:

     (a) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be allocated and distributed as described in the accompanying Prospectus Supplement;

     (b) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid to the holder of the Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below the Minimum Transferor Amount, in which case the excess will be deposited in the Principal Account or other specified account, or to other amortizing Series, all as described in the accompanying Prospectus Supplement;

     (c) during the Controlled Amortization Period or Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the accompanying Prospectus Supplement will be allocated and distributed to Certificateholders or deposited in the Principal Account as described in the accompanying Prospectus Supplement, provided that if Collections of Principal Receivables exceed the principal payments which are to be distributed to Certificateholders or deposited in the Principal Account, the amount of such excess will be paid to the holder of the Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below the

Minimum Transferor Amount, or to other amortizing Series, as described in the accompanying Prospectus Supplement; and

     (d) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be deposited into the Principal Account or other specified account and allocated and distributed to Certificateholders as described in the accompanying Prospectus Supplement.

     In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the accompanying Prospectus Supplement.

Shared Principal Collections

     Collections of Principal Receivables and certain other amounts for any Monthly Period allocated to any Series in a Group will first be used to cover certain amounts described in the related Series Supplements (including any required deposits into a Principal Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period (plus certain other amounts required by the related Series Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series in such Group (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Accounts for any Series in such Group which are either scheduled or permitted and which have not been covered out of Collections of Principal Receivables and certain other amounts for such Series, provided that the Series Supplement for such Series so provides ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the Series in a Group entitled to the benefits thereof based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be distributed to the holder of the Exchangeable Transferor Certificate; provided, however, that (a) such Shared Principal Collections will be distributed to the holder of the Exchangeable Transferor Certificate only to the extent the Transferor Amount is greater than the Minimum Transferor Amount and (b) in certain circumstances described below under "-- Excess Funding Account," such Shared Principal Collections will be deposited in the Excess Funding Account. Any such reallocation of Collections of Principal Receivables and other amounts will not result in a reduction in the Investor Amount of the Series to which such Collections were initially allocated.

Excess Funding Account

     On any business day the Transferor Amount is less than the Minimum Transferor Amount (after giving effect to any addition of Principal Receivables to the Trust) (the "Shortfall Amount"), the Servicer shall not distribute to the holder of the Exchangeable Transferor Certificate any Collections of Principal Receivables that otherwise would be distributed to the holder of the Exchangeable Transferor Certificate, but shall deposit such funds in a segregated trust account (which may be a sub-account of the Collection Account) established and maintained by the Servicer in the name of the Trustee for the benefit of the Certificateholders of all outstanding Series entitled to the benefits of such Excess Funding Account with a Qualified Institution and designating clearly that the funds deposited therein are held for the benefit of such Certificateholders (the "Excess Funding Account"). Funds held in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Transferor Certificate on any date to the extent the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that if an Accumulation Period or Rapid Amortization Period commences with respect to any Series in a Group entitled to the benefits of Shared Principal Collections, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is entitled to receive Shared Principal Collections, and the Servicer shall instruct the Trustee to withdraw such amount up to the amount of any funds held in the Excess Funding Account and allocate such amount among each Series as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

     Funds held in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses), if any, earned on amounts held in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as Collections of Finance Charge Receivables with respect to such Monthly Period.

Shared Excess Finance Charge Collections

     Any Series may be included in a Group of Series. Each Series in a Group will be entitled to share Shared Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to any Series which are included in such Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Enhancement) that are payable out of Collections of Finance Charge Receivables ("Shared Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; provided, however, that the sharing of Shared Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Shared Excess Finance Charge Collections among the Series in a Group. In all cases, any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Exchangeable Transferor Certificate.

Paired Series

     If so provided in the Prospectus Supplement relating to a Series, such Series is subject to being paired with another Series. The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired Series will each specify the relationship between the Series. The issuance of any Paired Series will be subject to among other conditions, satisfaction of the Rating Agency Condition. However, the terms of any Paired Series may affect the timing or amount of payments received by the Certificateholders of the other Series. In particular, the numerator of the Investor Percentage with respect to allocations of Collections of Principal Receivables may be changed upon the occurrence of a Pay Out Event with respect to a Paired Series (provided that such numerator is not less than the Adjusted Investor Amount as of the last day of the revolving period for such Paired Series).

Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs

     "Defaulted Receivables" for any Monthly Period are Principal Receivables in Defaulted Accounts which were charged off as uncollectible in such Monthly Period. Receivables in an Account will be considered charged off for the purposes of the Pooling and Servicing Agreement on the date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer, but in any event no later than 30 days after receipt of notice by the Servicer that the related Obligor has died or has become the subject of a bankruptcy petition. The default amount (the "Default Amount") for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of the Principal Receivables (other than Ineligible Receivables) that were charged off in such Monthly Period less (b) the amount received by the Servicer with respect to Defaulted Accounts during such Monthly Period ("Recoveries").

     Prior to each Distribution Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The "Investor Default Amount" will be allocated to the Investor Amount for each Distribution Date in an amount equal to the product of (a) the Investor Percentage applicable during the immediately preceding Monthly Period and (b) the Default Amount for such Monthly Period. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the accompanying Prospectus Supplement. If so described in the accompanying Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including Enhancement, if any, and may be applied to pay principal to Certificateholders, or if provided in the accompanying Prospectus Supplement, the holder of the Exchangeable Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the accompanying Prospectus

Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificateholders to make up any Investor Default Amount allocable to such Senior Certificateholders.

     With respect to each Series of Certificates, if the amount payable on a Distribution Date or other specified date in respect of interest on the Certificates, the Investor Servicing Fee (unless otherwise specified in the accompanying Prospectus Supplement), the Investor Default Amount and other required fees exceeds the amount held in the Collection Account available therefor (including Shared Excess Finance Charge Collections, if applicable), available Enhancement, if any, available reallocated Collections of Principal Receivables, if any, and amounts available from other specified sources, then the Investor Amount with respect to such Series will be reduced by the amount of such excess, but not by more than the Investor Default Amount (an "Investor Charge Off"). Investor Charge Offs will be reimbursed on any Distribution Date to the extent amounts held in the Collection Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge Offs will result in an increase in the Investor Amount with respect to such Series. In the case of a Series of Certificates having more than one Class, the accompanying Prospectus Supplement will describe the manner and priority of allocating Investor Charge Offs and reimbursements thereof among the Classes thereof.

     If the Servicer makes a downward adjustment of the amount of any Principal Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or without charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit charge (each, an "Adjustment"), the Aggregate Principal Receivables and the Transferor Amount will be reduced by the amount of such Adjustments. If, as a result of an Adjustment, the Transferor Amount would be less than the Minimum Transferor Amount, the Transferor shall immediately pay to the Servicer for deposit into the Excess Funding Account, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transferor Amount (the "Adjustment Payment Obligation"). In the event the Servicer adjusts upward the principal amount of any Receivable, the Aggregate Principal Receivables and the Transferor Amount shall be increased by the amount of such upward adjustment, and any unpaid Adjustment Payment Obligation shall be reduced by the applicable amount. To the extent that such Adjustment would cause the Transferor Amount to be less than the Minimum Transferor Amount (after giving effect to any required transfer of Receivables in Additional Accounts to the Trust and any amounts in the Excess Funding Account), and the Transferor fails to make any payment required by the Pooling and Servicing Agreement in respect thereof, then the amount of such deficiency will be allocated among all Series based upon their respective Investor Percentages (a "Series Adjustment Amount") and a reduction in the Investor Amount of such Series may occur.

Allocation of Adjustment Amounts

     The "Minimum Transferor Interest Percentage" shall be equal to the highest Minimum Transferor Interest Percentage designated for any Series outstanding. The "Minimum Transferor Amount" is equal to the product of the aggregate "Adjusted Investor Amount" (as defined in the Series Supplements for all Series) for all Series outstanding and the applicable Minimum Transferor Interest Percentage.

     The Series Adjustment Amount, as applicable to any Series, will be allocated as described in the accompanying Prospectus Supplement for such Series. A Series Adjustment Amount will be reduced and the Investor Amount increased to the extent that allocations of "Excess Spread" (as defined in each Series Supplement) and Shared Excess Finance Charge Collections cover the Series Adjustment Amount, the amount of Principal Receivables in the Trust increases, Certificates are repaid, amounts are deposited in the Excess Funding Account or the Transferor subsequently makes a payment allocable to the Series in respect of an Adjustment. Reductions in a Series Adjustment Amount will be allocated as described in the accompanying Prospectus Supplement.

Defeasance

     The Pooling and Servicing Agreement permits the Transferor to terminate its substantive obligations with respect to any Series or all outstanding Series by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, monies or Permitted Investments, or both, sufficient to discharge and pay all remaining scheduled interest and principal payments on such Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any Enhancement Provider with respect to the Defeased Series. To achieve that end, the Transferor has the right to use Collections to purchase Permitted Investments rather than additional Receivables. Prior to its exercise of its right to substitute monies or Permitted Investments for Receivables, the Transferor shall deliver to the Trustee an opinion of counsel that such deposit and termination of obligations will not have any material adverse effect on the Federal income tax characterization of any outstanding Series of Certificates that have been the subject of a previous opinion of tax counsel, or result in the Trust being taxable as an association under Federal and applicable state law as a sale or exchange by the holders of the Defeased Series and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not result in a withdrawal or downgrading of the rating of any outstanding Series. In addition, the Transferor must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Transferor deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Transferor also must deliver to the Trustee and any Enhancement Provider a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Transferor, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event with respect to any Series. If the Transferor discharges its substantive obligations in respect of the Defeased Series, any Enhancement for the affected Series might no longer be available to make payments with respect thereto.

Optional Repurchase; Final Payment of Principal; Termination

     Any Series Supplement may permit Certificates of that Series to be repurchased at the option of the Transferor on any Distribution Date by the Transferor depositing into the Collection Account an amount equal to the Investor Amount plus accrued and unpaid interest on the Certificates and any other amounts specified in the related Series Supplement. Such repurchase may or may not be conditioned by the Series Supplement to instances where the Adjusted Investor Amount held other than by the Transferor or its affiliates (and any other amount specified in the related Series Supplement) is reduced to an amount less than or equal to 10% (or such other amount specified in the accompanying Prospectus Supplement) of the initial outstanding principal amount of the Certificates, if certain conditions set forth in the related Series Supplement are met.

     The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Stated Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Amount is greater than zero on the Stated Series Termination Date, the Trustee is required to sell or cause to be sold Receivables (in an amount up to 110% of the Adjusted Investor Amount, any Enhancement Investor Amount of such Series, and any other amount specified in the related Series Supplement) in the manner provided in the Pooling and Servicing Agreement and Series Supplement and pay the net proceeds of such sale and any Collections, in final payment of all principal of, and all accrued and unpaid interest on, the Certificates of such Series and any other amounts specified in the related Series Supplement, to the Certificateholders of such Series on such Stated Series Termination Date.

     Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (i) the day designated by the Transferor after the Distribution Date following the date on which funds shall have been deposited in the Collection Account or applicable Principal Account sufficient to pay the aggregate Investor Amount and any Enhancement Investor Amount plus applicable interest accrued through such Distribution Date in full on all Series of Certificates, and (ii) the day on which the final payment of principal is made to Certificateholders of all Series, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on August 21, 1997 (the "Final Termination Date"). Upon termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts held in the Principal Account maintained by the Trust for the final payment of principal and interest to the Certificateholders).

Pay Out Events

     Unless otherwise specified in the accompanying Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the accompanying Prospectus Supplement, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" occurs, unless modified by any Series Supplement, upon the occurrence of either of the following events:

     (a) The Transferor or Saks shall (i) become insolvent or admit in writing its inability to pay its debts as they become due or voluntarily and generally suspend payment of its obligations, (ii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (iii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, (A) within 10 business days after the Transferor or Saks has knowledge of such proceeding or the filing thereof either (I) the petition instituting same has not been dismissed or (II) an order has not been entered by the court having jurisdiction which allows continued transfer to the Trust of Principal Receivables with no adverse effect to the Trust or the Certificateholders or (B) an order as contemplated in (A)(II) above having previously been entered, is no longer in effect other than by reason of the termination of such proceeding, or (iv) become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement; or

     (b) the Trust or the Transferor becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, a Pay Out Event may occur with respect to a Series upon the occurrence of any other event specified in the accompanying Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     If the Rapid Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

     In addition to the consequences of a Pay Out Event discussed above, if the Transferor voluntarily enters liquidation or a receiver, conservator or liquidator is appointed for the Transferor, or all or substantially all its property or another similar event (each a "Dissolution Event") occurs, on the day of such Dissolution Event, the Transferor will immediately cease to transfer Receivables to the Trust and the Transferor will promptly give notice to the Trustee of such appointment. Within 15 days of receipt of such notice, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and shall so notify the Certificateholders and any Enhancement Provider (if provided in the Series Supplement) requesting instruction as to the disposition of the Receivables. Unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the related Investor Amounts of each Series, the Trustee will sell, dispose of or otherwise liquidate the Receivables in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections allocable to the Certificateholders of the applicable Series. If the Trustee is instructed not to sell a portion of the Receivables allocable to a Series, as described above, then the Trust shall continue with respect to such Series pursuant to the terms of the Pooling and Servicing Agreement and the applicable Series Supplement. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership" and " -- Certain Matters Relating to Bankruptcy or Insolvency."

Servicing Compensation and Payment of Expenses

     The Servicer's compensation for its servicing activities and reimbursement for its expenses will be the monthly servicing fee (the "Monthly Servicing Fee"), as specified in the accompanying Prospectus Supplement.

The Monthly Servicing Fee will be allocated among the Transferor Amount and the Investor Amount. The Investor Servicing Fee will be equal to one-twelfth (1/12th) of the product of the percentage designated in the applicable Series Supplement (the "Servicing Fee Percentage") and the sum of the allocable portion of the Transferor Amount and the Investor Amount as of the last day of the preceding Monthly Period. The Investor Servicing Fee will be funded from Collections on Finance Charge Receivables allocable to the Investor Amount, and will be paid each month from the funds held in the Collection Account for the account of the Investor Amount. See "-- Application of Collections."

     The Servicer will pay from its servicing compensation the expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of independent accountants and the Subservicers, if any.

Certain Matters Regarding the Servicer

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon determination that (i) performance of its duties is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties permissible under such applicable law, regulation or order. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate any of its servicing duties to any person or entity that agrees to conduct such duties in accordance with the Credit Card Guidelines and the Pooling and Servicing Agreement; however, such delegation will not relieve the Servicer of its liability and responsibility to perform such duties in accordance with the Pooling and Servicing Agreement.

     Any entity into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of or acquiring all or substantially all the properties or assets of, the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement and delivery of notice thereof to each Rating Agency and the satisfaction of the Rating Agency Condition, will be the successor to the Servicer under the Pooling and Servicing Agreement.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Transferor in writing that such action will not result in a reduction or withdrawal of its rating of any outstanding Series with respect to which it is a Rating Agency. The Transferor shall furnish any such notice from the Rating Agencies to the Trustee.

Servicer Default

     In the event of any Servicer Default (as defined below) that has not been remedied, either the Trustee or the holders of Certificates of any Series then outstanding evidencing undivided interests aggregating more than 50% of the aggregate Investor Amount, by written notice to the Servicer (and to the Trustee, if given by the holders of Certificates of any Series then outstanding), may terminate all of the rights and obligations of the Servicer, in its capacity as Servicer under the Pooling and Servicing Agreement, with respect to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor under the Pooling and Servicing Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right to nominate to the Trustee a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Pooling and Servicing Agreement. If the Transferor does not nominate an entity to be successor Servicer, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Investor Servicing Fee plus the servicing fee allocable to the Transferor Interest. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will under certain circumstances offer the Transferor the right to accept the reassignment of all of the Receivables. The deposit amount of such a reassignment shall be equal to the sum of the aggregate Investor Amount (less the aggregate principal amount held in the Excess Funding Account and any principal funding account with respect to any Series) plus accrued and unpaid interest on the Certificates of all Series plus certain amounts payable to specified Enhancement Providers, if applicable.

     A "Servicer Default" means any of the following events:

          (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Series Supplement (upon expiration of a five business day grace period), provided, however, that any such failure caused by circumstances beyond the Servicer's control shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof or otherwise becoming aware of such failure;

          (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Series Supplement which has a material adverse effect on the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement then available), which continues unremedied for a period of 60 days after written notice and which continues to material adversely affect the rights of the Certificateholders of any Series then outstanding for such period, or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          (iii) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series outstanding (without regard to the amount of any Enhancement then available), and which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any Series (without regard to the amount of Enhancement, if any then outstanding for such period); or

          (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings related to the Servicer of all or substantially all of its property and the Servicer admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations).

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses (ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement or any Series Supplement, and the Servicer shall provide the Trustee, the Transferor, the Certificateholders and the Enhancement Providers, if any, applicable to any Series, with prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

Reports to Certificateholders

     By each Distribution Date, the Paying Agent will forward to the Trustee and each Rating Agency a statement prepared by the Servicer (the "Monthly Servicer Report") setting forth certain information with respect to the Trust and Certificates of each Series, including: (a) the aggregate amount of Collections of Finance Charge Receivables and the aggregate amount of Collections of Principal Receivables processed during the immediately preceding Monthly Period;
(b) the Investor Percentage for such Monthly Period; (c) for each Series and for each Class within any such Series, the total amount of such distribution allocable to principal and interest, if any, (d) the aggregate outstanding balance of the Accounts which were delinquent by 31 days, 61 days and 91 days or more as of the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (e) the Investor Default Amount for the immediately preceding Monthly Period; (f) the amount of Investor Charge Offs and the amount of reimbursements thereof for the next succeeding Distribution Date; (g) the amount of the Investor Servicing Fee for the next succeeding Distribution Date; (h) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (i) the Investor Amount and the Adjusted Investor Amount at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; and (j) whether a Pay Out Event has occurred.

     On each Distribution Date with respect to each Series the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement"), which may be the Monthly Servicer Report, prepared by the Servicer setting forth the information with respect to the Certificates of such Series set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (a) the total amount distributed; (b) the amount of such distribution allocable to principal; (c) the amount of such distribution allocable to interest; and (d) the amount, if any, by which the principal balance of the Certificates exceeds the Investor Amount as of the Record Date with respect to such Distribution Date.

     On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular Payment Date Statement, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns.

     The Pooling and Servicing Agreement further provides that on or before June 30 of each calendar year, the Servicer will cause a firm of independent public accountants to furnish a report covering the preceding annual period to the effect that such firm has applied certain procedures to certain documents and records relating to the servicing of the Accounts, compared the information contained in the Servicer's certificates delivered during the period covered by such report with such documents and records and that, based upon such procedures, no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in all material respect in compliance with specified sections of the Pooling and Servicing Agreement, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report.

     In addition, for each calendar year, such accountants will include as part of their annual report, a comparison of the mathematical calculations of the amounts contained in the monthly certificates forwarded by the Servicer during the period covered by such report, with the Servicer's computer reports that were the source of such amounts, and deliver a report to the Trustee confirming that such amounts are consistent, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report. The Trustee will make such reports available for inspection by Certificateholders.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before June 30 of each calendar year of an annual statement signed by an officer of the Servicer to the effect that to such officer's knowledge the Servicer has fully performed its obligations under the Pooling and Servicing Agreement throughout the preceding year, or if there has been a default in the performance of such obligation, specifying the nature and status of the default.

     Unless Definitive Certificates are issued, all reports and statements to Certificateholders shall be provided to DTC or its nominee, Cede, as the registered holder of the Offered Certificates. All reports and statements discussed above will be delivered to the Certificate Owners by DTC and the DTC Participants in accordance with the DTC Rules and the rules and policies of the DTC Participants. In addition, the Trustee will deliver all such reports and statements to the Certificate Owners upon request. The Monthly Servicer Report will also be filed with the Commission on a Current Report on Form 8-K and will be available to Certificate Owners as provided under "Reports to Certificateholders" and "Available Information."

Amendments

     The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to revise certain exhibits and schedules, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add other identifying code numbers or other identifying characteristics to the definition of Account, or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions of the Pooling and Servicing Agreement. No such amendment, however, may adversely affect in any material respect the interests of the Certificateholders.

     The Pooling and Servicing Agreement and any Series Supplement also may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Certificateholders for the purpose of adding, changing or eliminating any provision thereof or any right of the Certificateholders thereunder, provided that (i) the Servicer shall have furnished the Trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interest of any Certificateholder, (ii) such amendment will not cause the Trust to be characterized as a corporation for Federal income tax purposes or otherwise have a material adverse effect on the Federal income taxation of any Series and (iii) the Servicer shall have given each Rating Agency 10 business days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency that the Rating Agency Condition shall be met as a result of such amendment. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in the next paragraph, or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Amount for any outstanding Series is determined, (iv) change the manner in which the Transferor Amount is determined, or (v) reduce the percentage required in the following paragraph to consent to such amendment. Notwithstanding the foregoing, the transfer of Receivables to, and the generation of new Receivables by the Bank, the appointment of the Bank as Servicer, and certain other actions related to the Bank will be deemed not to materially and adversely affect the interests of the Certificateholders.

     The Pooling and Servicing Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates of all Series then outstanding evidencing undivided interests aggregating not less than 50% of the Investor Amount of all outstanding Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of holders of Certificates of any Series then outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate of such outstanding Series without the consent of all holders of the related Certificate, (ii) change the definition of or the manner of calculating the Investor Amount, the Investor Percentage, the required amount of any Enhancement or the Investor Default Amount of such Series without the consent of each holder of Certificates adversely affected thereby or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of all Certificateholders of all Series then outstanding. Furthermore, any such amendment shall require prior written confirmation from the applicable Rating Agency that the Rating Agency Condition will be met.

     Promptly following the execution of any amendment to the Pooling and Servicing Agreement or any Series Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series (or with respect to an amendment of a Series Supplement, to the applicable Series).

Indemnification

     The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties regarding the activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement or any Series Supplement; provided, however, the Servicer shall not indemnify (a) the Transferor, the Trust, the Trustee or their respective officers, directors, agents or employees for liabilities opposed by reason of fraud, negligence or breach of fiduciary duty by (i) the Trustee in the performance of its duties under the Pooling and Servicing Agreement or (ii) the Transferor or any Certificateholders, (b) the Transferor, the Trust, the Trustee, the Certificate Owners or Certificateholders for liabilities arising from actions taken by the Trustee at the request of the Certificateholders, (c) the Transferor, the Trust, the Trustee, the Certificate Owners or the Certificateholders as to any losses, claims or damages incurred in their capacity as an investor, including, without limitation, losses incurred as a result of Defaulted Receivables or Receivables which are charged off as uncollectable, or (d) the Trust, the Trustee, the Certificate Owners or the Certificateholders for any liabilities costs or expenses the Trust, the Trustee, or the Certificate Owners or Certificateholders arising under any tax law, including, without limitation, any Federal, state or local income or franchise tax or other tax imposed measured by income required to be paid by the Trust, the Certificate Owners or the Certificateholders in connection with the Trust or the Pooling and Servicing Agreement to any taxing authority, except as may be required to the extent that the State of Illinois (or its taxing authority) determines that the Trust is a partnership and that the Illinois Personal Property Replacement Income Tax is applicable to the Trust under the Illinois Income Tax Act.

     The Transferor and the Servicer and their respective directors, officers, employees or agents will be liable under the Pooling and Servicing Agreement only to the extent of the obligation specifically undertaken by it in such capacity under the Pooling and Servicing Agreement. However, none of the Transferor, the Servicer or any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of bad faith or gross negligence by or on behalf of the Transferor or the Servicer in the performance of their respective duties under the Pooling and Servicing Agreement.

     In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which, in the Servicer's opinion, may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

Amendments to the Pooling and Servicing Agreement Relating to FASIT Election

     Each Certificateholder, by acquiring an interest in a Certificate, is deemed to consent to any amendment to the Pooling and Servicing Agreement or any Series Supplement necessary for the Transferor to elect financial asset securitization trust ("FASIT") status for the Trust or any portion thereof, provided that, such election may not be made unless the Transferor delivers to the Trustee an opinion of counsel to the effect that (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such Certificates would be characterized as debt, (ii) following such issuance, the Trust will not be classified for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

List of Certificateholders

     Upon written request of any Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Amount of any Series, the Trustee, after having been adequately indemnified by such Certificateholders for its costs and expenses, will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series for purposes of communicating with such other Certificateholders with respect to their rights under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement generally does not provide for any annual or other meetings of Certificateholders.

The Trustee

     Norwest Bank Minnesota, National Association is the Trustee and initial Paying Agent under the Pooling and Servicing Agreement. The Transferor, the Servicer, the Bank and their respective affiliates have had deposit, lock box, borrowing and similar transactions with the Trustee in the ordinary course of business, and from time to time may hereafter have further relationships and transactions with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Sixth and Marquette, Minneapolis, Minnesota 55479-0070, Attention: Asset Backed Securities Corporate Trust Department, telephone number (612) 667-9528.

     For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon, and exercised or performed by, the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee as provided in the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

General

     For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a letter of credit, a surety bond, insurance, a spread account, a reserve account, the use of cross-support features or another method of Enhancement described in the accompanying Prospectus Supplement, or any combination of the foregoing. If so specified in the accompanying Prospectus Supplement, any form of Enhancement may be structured so as to be available for the benefit of more than one Class to the extent described therein.

     Unless otherwise specified in the accompanying Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of such deficiencies.

     If Enhancement is provided with respect to a Series, the accompanying Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions, if any, under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Enhancement. Additionally, the accompanying Prospectus Supplement may set forth certain information with respect to any third party Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, its shareholders' or policyholders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Investor Amount").

Subordination

     If so specified in the accompanying Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the accompanying Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates or specified Certificates of another Series. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The accompanying Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates of a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If Collections otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the accompanying Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Cash Collateral Guaranty or Account

     If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts held in the Cash Collateral Account and an amount specified in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Letter of Credit

     If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances, and subject to such conditions, as are specified in the accompanying Prospectus Supplement.

     The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying Prospectus Supplement of the Initial Investor Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and described in the accompanying Prospectus Supplement.

Surety Bond or Insurance Policy

     If so specified in the accompanying Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the accompanying Prospectus Supplement.

     If so specified in the accompanying Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of a Series or one or more Classes thereof to assure distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the accompanying Prospectus Supplement.

Spread Account

     If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust's assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the accompanying Prospectus Supplement.

Reserve Account

     If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the accompanying Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, and/or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the accompanying Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

     The Bank sells, on a daily basis, all its Receivables to the Transferor. The Transferor transfers the Receivables to the Trust. The Bank represents and warrants to the Transferor that the sale of Receivables by it constitutes a valid sale to the Transferor of all right, title and interest of the Bank in and to the Receivables, and the Transferor warrants to the Trustee that its transfer constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate. The Transferor further warrants to the Trust that if the transfer of the Receivables to the Trust does not constitute a valid sale of the Receivables, it constitutes a grant of a security interest to the Trust in and to the Receivables. The Transferor also warrants to the Trust that, if the transfer of Receivables to the Trust is deemed to create a security interest under the UCC, there exists a valid and enforceable first priority perfected security interest in the Receivables at the time of their transfer to the Trust in favor of the Trust, and a valid and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation (except for certain liens permitted under the Pooling and Servicing Agreement), in each case until termination of the Trust. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties."

     The Bank represents and warrants to the Transferor, and the Transferor warrants to the Trust, that the Receivables are "accounts," "general intangibles" or "chattel paper" for the purposes of the UCC. Both the sale or transfer of accounts or chattel paper and the transfer of accounts or chattel paper as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and in either case the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. Financing statements covering the Receivables were therefore filed under the UCC to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no action under the UCC is required to perfect the ownership interest of the Transferor or the Trust in the Receivables.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date of a transfer of Receivables to the Trust could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Bank or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Under each Receivables Purchase Agreement, however, the Bank warrants, and under the Pooling and Servicing Agreement the Transferor warrants, that the Bank, as Seller, or the Transferor, as the case may be, has sold or transferred the Receivables to the Transferor or the Trust, as the case may be, free and clear of the lien of any third party except for liens permitted under the Pooling and Servicing Agreement. In addition, each of the Bank and the Transferor covenants that the Bank or the Transferor, as the case may be, will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Transferor or the Trust, as the case may be.

     If the Transferor were to become a debtor in a bankruptcy case, a receiver or conservator were appointed for the Bank, or certain other events relating to the insolvency of the Bank, any other seller of Receivables, the Bank, or the Transferor were to occur, causing a Pay Out Event pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust. If any such events occur with respect to the Transferor, the Trustee would sell the Receivables (unless holders of more than 50% of the principal amount of outstanding Certificates under all Classes of all Series instruct otherwise), thereby causing a termination of the Trust and a loss to the Certificateholders if the net proceeds from such sale is insufficient to pay the Certificateholders in full. However, in a bankruptcy proceeding affecting the Transferor, the Transferor may not be permitted to suspend transfers of Receivables to the Trust, and the Trustee's instructions to sell the Receivables may not be enforceable. If no Servicer Default other than such insolvency event exists, the debtor-in-possession may have the power to prevent either the Trustee or the Certificateholder from appointing a successor Servicer.

Certain Matters Relating to Bankruptcy or Insolvency

     Certain restrictions have been imposed on the Transferor and certain parties to the transactions described herein which are intended to reduce the risk of a bankruptcy proceeding involving the Transferor. The Transferor's certificate of incorporation provides that it will not file a voluntary petition for relief under the Bankruptcy Code or any applicable state insolvency laws without the affirmative vote of its independent director. Pursuant to the Pooling and Servicing Agreement, each of the Servicer and the Trustee on behalf of itself and each Certificateholder will covenant that it will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the payment of the Certificates in full. The Transferor has no intent to file, and Saks has no intent to cause the filing of, a voluntary application of relief under any insolvency laws with respect to the Transferor as long as the Transferor is solvent and does not reasonably foresee becoming insolvent, continues to pay its debts as they become due and does not become under capitalized. Pursuant to the Receivables Purchase Agreement, the Bank has agreed that it will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the date of the termination of the Trust.

     The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to reduce the risk that a bankruptcy case with respect to Saks or any of its affiliates will result in consolidation of the assets and liabilities of the Transferor with those of any of such entities under the Bankruptcy Code. The Transferor will not engage in any activities except purchasing Receivables and related property from the Bank, managing and servicing such Receivables, selling and assigning Receivables and issuing evidences of ownership or assignment in respect thereof and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. In addition, the Transferor's certificate of incorporation contains restrictions requiring, among other things, that the Transferor adhere to specified operating procedures including, without limitation (i) that at all times at least one member of the Board of Directors of the Transferor will be an individual who is not affiliated with Saks or any of its affiliates, except as a member of the Board of Directors of the Transferor, (ii) the Transferor will not incur any indebtedness or assume or guaranty any indebtedness of any other entity, (iii) the Transferor will maintain its own payroll and separate books of account and corporate documents, (iv) that to the extent that the Transferor's office is located in the offices of any affiliate, it will pay fair market rent and a fair share of the overheads associated with such office space, (v) the Transferor will act solely in its corporate name and through its own authorized officers and agents, (vi) the Transferor will manage its liabilities separately from those of any of its affiliates and will pay its own liabilities, and (vii) the Transferor will not impermissibly commingle any of its assets with those of any of its affiliates or any other entity and will not hold itself out as being liable for the debts of another. Such separate business restrictions may be waived with the unanimous consent of the Board of Directors of the Transferor.

     Counsel has advised the Transferor that (i) a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Transferor may not lawfully be filed without the prior consent of all directors of the Transferor, including its independent director, (ii) subject to certain assumptions (including the assumption that separateness and corporate formalities are observed by Saks and the Transferor), the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of Saks in the event of an application for relief under the Bankruptcy Code with respect to Saks, and (iii) the sale and transfer of Receivables by the Bank to the Transferor constitutes a valid sale and transfer and, therefore, such Receivables and the proceeds thereof should not be property of the Bank under the Federal Deposit Insurance Act ("FDIA"), as currently interpreted. Such opinions are based on the law as it exists at the date hereof and is not binding on any court. A court may reach a different conclusion. See "--Certain Matters Relating to Receivership and Conservatorship of Banks."

     If Saks was to become a debtor in a bankruptcy case and a creditor or a bankruptcy trustee of such debtor or such debtor itself, as debtor-in-possession, were to take the position that the Transferor should be substantively consolidated with Saks and/or its other affiliates, and the sale of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing by such debtor or if a court were to rule in favor of such recharacterization, then delays and reductions in payment of Collections to the Transferor and consequently to the Trust and delays and reductions in payments on the Certificates could occur and Certificateholders could experience losses in their investment in the Certificates.

     If, notwithstanding the structure described above, (i) the Transferor became a debtor in a bankruptcy proceeding, or (ii) a court concluded that the assets and liabilities of the Transferor should be consolidated with the assets and liabilities of Saks, or (iii) a creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to litigate the consolidation issue, then delays in distributions on the Offered Certificates and possible reductions in the amounts of such distributions could occur.

Certain Matters Relating to Receivership and Conservatorship of Banks

     The FDIA , as amended by the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator for the Bank.

     To the extent that (i) the Bank has granted a security interest in the Receivables to the Trust, (ii) that interest is validly perfected before the Transferor's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, (iii) the Receivables Purchase Agreement is continuously maintained as a record of the Transferor and (iv) the Receivables Purchase Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and the Trustee is not an insider or affiliate of the Bank, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Bank and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by the FDIC as conservator or receiver of the Bank. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the Resolution Trust Corporation (the "RTC"), which administered the resolution of failed savings associations under the FDIA and which is no longer in existence, adopted a statement of policy with respect to the payment of interest on collateralized borrowings. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

     The Pooling and Servicing Agreement provides that, upon the insolvency of the Bank or the appointment of a receiver of conservator for the Bank, the Bank will promptly give notice thereof to the Trustee and a Pay Out Event with respect to all Series will occur. Under the Pooling and Servicing Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of an interest in the Trust as described under "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events," or unless otherwise required by the receiver or conservator for the Bank, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections and would be distributed to the Certificateholders as described in the Pooling and Servicing Agreement. If the only Pay Out Event to occur is either the insolvency of the Bank or the appointment of a receiver or conservator for the Bank, such receiver or conservator may have the power to require the Transferor to continue to purchase new Receivables and transfer such Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period.

Proposed FDIC Policy

     The FDIC proposed a regulation on August 31, 1999 with respect to the treatment of securitizations and loan participations by the FDIC in its role as conservator or receiver of insured depository institutions. The Federal Deposit Insurance Act, provides that the FDIC, when acting as conservator or receiver of an insured depository institution, may repudiate any contract entered into by such institution, including agreements entered into in connection with securitizations. Subject to certain conditions, the proposed regulation specifies that the FDIC, as conservator or receiver of an insured depository institution, will not, in the exercise of its authority to repudiate or disaffirm contracts, attempt to reclaim, recover, or recharacterize as property of the institution, financial assets transferred under specified circumstances. The assets must have been transferred for adequate consideration, the documentation effecting the transfer must reflect the parties intent to treat the transfer as a sale for accounting purposes, and the transfer must not have been made in contemplation of insolvency, or with the intent to hinder, delay or defraud the depository institution's creditors.

     The FDIC's proposed regulation states that it will not be construed as waiving, limiting or otherwise affecting the FDIC's power, as conservator or receiver, to repudiate or disaffirm any agreement imposing continuing duties or obligations upon the depository institution in conservatorship or receivership.

Consumer and Debtor Protection Laws, Recent and Proposed Legislation

     The relationship between a cardholder and a credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to the Bank's credit cards, the most significant Federal laws are those included in the Federal Truth-in-Lending, Equal Credit Opportunity and Fair Credit Reporting Acts. These laws require, among other things, extension of credit without unlawful discrimination, disclosure of credit costs both before credit is extended and thereafter in each monthly account statement, timely response to claimed billing errors, and prompt application of payments. The Trustee may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Bank and the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against the obligations to pay the amount of Receivables owing. The Transferor agrees to accept from the Trust, and the Bank agrees to accept from the Transferor, the retransfer of all Receivables that have been charged off and that were not created in compliance in all material respects with the requirements of such laws. The Transferor makes to the Trust, and the Initial Sellers have made, and the Bank makes to the Transferor, certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached, and such breach continues beyond the applicable cure period, is that the Transferor will be obligated to accept the retransfer of such Receivables and each of the Bank (as successor to the obligations of the Initial Sellers under the Receivables Purchase Agreements) and any other seller of Receivables, if any, will be obligated to repurchase such Receivables from the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties."

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

     Application of Federal and state bankruptcy and Debtor Relief Laws would affect the interests of the Certificateholders if such laws result in Receivables being charged off as uncollectible when there is insufficient credit enhancement to cover such charged off amounts. See "Description of the Certificates and the Pooling and Servicing Agreement -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

     During recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving credit loan providers which could result in public pressure on Federal and state legislators to impose limitations on finance charges or other fees. For example, legislation has been introduced in the United States Congress which would limit the finance charges that may be charged on credit card balances. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. If a federal or state law imposing a ceiling on finance charge rates were enacted, the Bank could be required to lower the finance charges that it assesses on the Receivables to a level which might result in a Pay Out Event, thus causing commencement of the Rapid Amortization Period and other adverse consequences to Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion, summarizing the material anticipated Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively, and such changes could modify or adversely affect the tax consequences summarized below. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example and without limitation, banks and insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

     Unless otherwise indicated, this summary deals only with U.S. Certificate Owners who hold such Certificates as capital assets. The discussion assumes that the Certificates will be issued in registered form, will have all payments denominated in U.S. Dollars and will have a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of the principal amount multiplied by the number of full years until maturity), all within the meaning of the OID Regulations. If any of those assumptions are not met with regard to a particular Series of Certificates, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

     For purposes of this discussion, a "U.S. Certificate Owner" means a Certificate Owner that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to Federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code. For purposes of this discussion, the term "non-U.S. Certificate Owner" means a Certificate Owner other than a U.S. Certificate Owner.

Characterization of the Certificates as Indebtedness

     Unless otherwise specified in the accompanying Prospectus Supplement, Alston & Bird LLP, Atlanta, Georgia, special tax counsel to the Transferor ("Special Tax Counsel") will, upon issuance of a Series of Certificates, render an opinion that the Offered Certificates of such Series will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and the IRS may be able to successfully challenge this conclusion.

     The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income and franchise tax purposes, the Certificates of each Series will be indebtedness secured by the Receivables.
The Transferor agrees and each Certificate Owner, by acquiring an interest in a Certificate of a Series, will be deemed to agree to treat the Certificates of such Series as indebtedness of SCC for Federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation of the Transferor.

     In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factors in making this determination are whether the Transferor has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that Special Tax Counsel will express the opinion that although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Certificates will be properly characterized as indebtedness for Federal income tax purposes. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates are properly treated as debt obligations of the Transferor for Federal income tax purposes. See "-- Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

Treatment of the Trust

     Unless otherwise specified in the accompanying Prospectus Supplement, Special Tax Counsel will render an opinion that the Trust will not be subject to Federal income tax, and that (i) if the Trust is viewed as a collateral arrangement for debt issued directly by the Transferor and any other holders of equity interests in the Trust, then the Trust will be disregarded for Federal income tax purposes, and (ii) if the Trust is viewed as a separate entity issuing its own debt and owned by the Transferor and any other holders of equity interests in the Trust, then the Trust would be a partnership for Federal income tax purposes rather than an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation

     It is possible that the IRS could assert that, for purposes of the Code, some or all of the Certificates of a Series are not debt obligations for Federal income tax purposes and that the proper classification of the legal relationship between the Transferor, any other holders of equity interests in the Trust, and the Certificate Owners of such Series resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.

     If some or all of the Certificates were treated as equity interests in a partnership (other than a "publicly traded partnership"), the partnership itself would not be subject to Federal income tax; rather, the partners of such partnership, including the Certificate Owners of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Certificates of such Series were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Furthermore, if any Certificates were treated as equity interests in a partnership, all or a portion of such income in subsequent years allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) might constitute "unrelated business taxable income" generally taxable to such investor under the Code. Finally, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity would be treated under the Code as unrelated debt-financed income taxable to the investor.

     If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury Regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, the Trust could become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

     If it were determined that a transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables and other investments, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Series that is treated as indebtedness. Such classification might also have adverse state and local tax consequences that would further reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

     Since Special Tax Counsel, unless otherwise specified in the accompanying Prospectus Supplement, will advise that the Certificates of a Series will be treated as indebtedness in the hands of the Certificate Owners of a Series for Federal income tax purposes, the Transferor generally will not attempt to comply with the Federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

Taxation of Interest Income of U.S. Certificate Owners

     As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for Federal income tax purposes. Except as discussed below or in a Prospectus Supplement, the Certificates will not be issued with OID and, accordingly, interest thereon will be includable in income by U.S. Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Under the OID Regulations, a holder of a Certificate issued with a de minimis amount of OID must include any such OID in income, on a pro rata basis, as principal payments are made on the Certificate. Interest received on the Certificates of a Series may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     A subsequent U.S. Certificate Owner who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of certain interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

     A holder who purchases a Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Certificate in accordance with rules set forth in Section 171 of the Code.

Sale of a Certificate by a U.S. Certificate Owner

     In general, a U.S. Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the U.S. Certificate Owner's adjusted tax basis in the Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and provided that the Certificate was held as a capital asset, any such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. In addition, capital losses generally may be used only to offset capital gains.

FASIT Considerations

     Unless otherwise set forth in a Prospectus Supplement, it is expected that the Series Supplement pursuant to which any Certificates are issued will provide for an amendment to the Pooling and Servicing Agreement to permit an election to treat the Trust as a "financial asset securitization investment trust" (a "FASIT"). Prior to any such amendment, the Transferor will be required to deliver to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificate Owner or the Trust. See "Description of the Certificates and the Pooling and Servicing Agreement -- Amendments to the Pooling and Servicing Agreement Relating to FASIT Election."

Non-U.S. Certificate Owners

     As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for Federal income tax purposes. The following information describes the Federal income tax treatment of non-U.S. Certificate Owners if the Certificates are treated as indebtedness.

     Interest, including OID, paid to a non-U.S. Certificate Owner will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by such non-U.S. Certificate Owner of a trade or business carried on in the United States and the investor evidences this fact by delivering an IRS Form 4224 or IRS Form W-8ECI, or (ii) the non-U.S. Certificate Owner and each securities clearing organization, bank, or other financial institution that holds the Certificates on behalf of such non-U.S. Certificate Owner in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements (and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of the Transferor (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest) and is not a controlled foreign corporation with respect to the Transferor (or the holder of such an interest) and is not a bank whose receipt of interest on a Certificate is described in section 881(c)(3)(A) of the Code. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 or IRS Form W-8BEN signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S.

Certificate Owner and providing such Certificate Owner's name and address or
(ii) IRS Form 1001 or IRS Form W-8BEN, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. Certificate Owner.

     Recently finalized Treasury regulations (the "Final Regulations") affect the procedures to be followed by a non-U.S. Certificate Owner in complying with United States Federal withholding, backup withholding and information reporting rules. The Final Regulations are not effective as of the date of this Prospectus but generally will be effective for payments made after December 31, 1999. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Final Regulations on the purchase, ownership, and disposition of the Certificates.

     If a non-U.S. Certificate Owner is engaged in a trade or business in the United States and interest on the Certificate is effectively connected with the conduct of such trade or business, the non-U.S. Certificate Owner, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Certificate Owner. In addition, if such holder is a foreign corporation it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest will be included in such foreign corporation's earnings and profits.

     A non-U.S. Certificate Owner will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of a Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a non-U.S. Certificate Owner that is an individual, such non-U.S. Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described with respect to interest and OID above hold true.

     If the interests of the non-U.S. Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In such event the non-U.S. Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a non-U.S. Certificate Owner that is a corporation (unless eliminated under an applicable tax treaty), on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Backup Withholding

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates of a Series if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner of a Series setting forth the amount of interest paid on the Certificates of such Series and the amount of tax withheld thereon.

                       STATE AND LOCAL TAX CONSEQUENCES

     An investment in the Certificates will have state and local tax consequences. The state and local tax consequences will depend in part upon the tax laws of jurisdictions where the Certificateholders reside or are doing business. Certain state tax implications of an investment in the Certificates are described in the Prospectus Supplement. That description, however, pertains only to states wherein certain activities may take place on behalf of the Trust. The tax consequences arising to the Certificateholders under the laws of other state and local jurisdictions are not discussed herein or in the Prospectus Supplement. Potential investors should consult their own tax advisers as to the state and local tax consequences of an investment in the Certificates with respect to their particular circumstances.

                             ERISA CONSIDERATIONS

     ERISA and the Code impose certain restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
(iii) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (e.g., collective trust funds and certain insurance company general accounts) and (iv) person who have certain specified relationships to such plans. Section 406 of ERISA prohibits plans described in
Section 401 of ERISA from engaging in certain transactions with person who are "parties in interest" unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code prohibits plans described in Section 4975(e)(1) of the Code from engaging in certain transactions with persons who are "disqualified persons" unless a statutory or administrative exemption applies.

     ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, a person who exercises discretionary authority or control respecting the management or disposition of the assets of a plan, renders investment advice or has the authority to render investment advice to a plan for a fee or other compensation, or has any discretionary authority or responsibility with respect to the administration of a plan is generally considered to be a fiduciary of such plan. Fiduciaries, parties in interest and disqualified persons with respect to employee benefit plans described in Section 401 of ERISA and Section 4975(e)(1) of the Code (collectively, "Benefit Plans"), may be subject to excise taxes, civil fines and other liabilities for violating the fiduciary responsibility and prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Code.

     Benefit Plan fiduciaries should determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the fiduciary responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

     Pursuant to a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Plan Asset Regulation is applicable to the Certificates of a Series and the Trust.

     The Plan Asset Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates are equity interests for purposes of the Plan Asset Regulation, the Plan Asset Regulation contains an exception that may apply to the purchase of Certificates by a Benefit Plan. Under this exception, the issuer of a security is not deemed to hold plan assets of a Benefit Plan that purchases the security so long as the security qualifies as a "publicly offered security" for purposes of the Plan Asset Regulation. A publicly offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered with the Commission under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Certificates will not be registered under the Exchange Act and the 100 investor requirement may not be satisfied.

     In addition, the Plan Asset Regulation generally provides that if equity participation by "benefit plan investors" in the Certificates is not significant, the assets of a Benefit Plan holding Certificates of a Series will not include any of the underlying assets of the Trust. Equity participation by benefit plan investors is considered significant if immediately after the most recent acquisition of any equity interest in the Trust, 25% or more of the value of any class of equity interests in the Trust is held by benefit plan investors. For purposes of this exception, "benefit plan investors" includes benefit plans not subject to ERISA or Section 4975 of ERISA (such as governmental, church and foreign plans) and collective investment vehicles that are deemed to hold "plan assets" of a Benefit Plan. In performing the percentage calculation, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the Trust or any person that provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of such persons (as defined in the Plan Asset Regulations) is disregarded. Thus, if such persons purchase Certificates, the 25% threshold will decrease. Ownership of Certificates by benefit plan investors may therefore fall below the 25% threshold. No monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

     If interests in the Offered Certificates fail to meet the criteria of publicly offered securities and the equity participation by benefit plan investors is significant, the Trust's assets will be deemed to include assets of Benefit Plans that are Certificateholders. Consequently, transactions involving the Trust and parties in interest or disqualified persons with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of the Certificates may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interest in Certificates by such Benefit Plan could constitute a prohibited transaction.

     There are five class exemptions issued by the DOL that could apply in such event: (i) DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), (ii) 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), (iii) 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), (iv) 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and, (v) 96-23 (Class Exemption for Certain Transactions Determined by In-House Asset Managers). It is possible that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption may not apply to all transactions involving the Trust's assets.

     Because of ERISA's prohibitions and those of Section 4975 of the Code, the Certificates may not be purchased or held by any Benefit Plan, any entity whose underlying assets include "plan assets" by reason of any Benefit Plan's investment in the entity (a "Benefit Plan Entity") or any other person investing plan assets of any Benefit Plan, unless such purchase or holding is covered by the exemptive relief provided by PTE 84-14, 91-38, 90-1, 95-60 or 96-23 or another applicable exemption. If a purchaser or holder of the Certificates that is a Benefit Plan or a Benefit Plan Entity elects to rely on an exemption other than PTE 84-14, 91-38, 90-1, 95-60 or 96-23, the Transferor may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Certificates that is a Benefit Plan or a Benefit Plan Entity or is purchasing such securities on behalf of or with plan assets, will be deemed to have represented by its purchase and holding thereof that (a) the purchase and holding of the Certificates is covered by the exemptive relief provided by PTE 84-14, 91-38, 90-1, 95-60 or 96-23 or another applicable exemption, and (b) the Transferor is not a "fiduciary," within the meaning of Section 3921) of ERISA and the regulations thereunder, with respect to such person's interest in the Certificates.

     Governmental plans and certain church plans are not subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans should consider the impact of their respective state laws on investments in the Certificates and the considerations discussed above to the extent applicable.

     If any Certificates are treated as equity interests in a partnership, a Benefit Plan could have its share of income from the partnership treated as "unrelated business taxable income" under the Code and thus taxable to the Benefit Plan. Furthermore, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity probably would be treated under the Code as unrelated debt-financed income taxable to the investor as unrelated business taxable income.

     In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Certificates should consult their own counsel as to whether the acquisition of such Certificates would be a prohibited transaction, whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

     In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL was required to issue final regulations not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. On December 22, 1997, the DOL issued proposed regulations, which have not been finalized at the date of this Prospectus but are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

                             PLAN OF DISTRIBUTION

     The Transferor may sell Certificates (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The accompanying Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the accompanying Prospectus Supplement, the obligation of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. After the initial public offering, the public offering price and other selling terms, including discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferor to such agent will be set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the accompanying Prospectus Supplement, any such agent will act on a "best efforts" basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commission received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor and Saks against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     It is anticipated that certain legal matters relating to the issuance of the Certificates of any Series will be passed upon by Charles J. Hansen, Esq., Senior Vice President and Associate General Counsel of Saks and certain other matters, including the federal income tax consequences of such issuance, will be passed upon for Saks and the Transferor by Alston & Bird, LLP, Atlanta, Georgia. Certain legal matters relating to the issuance of the Certificates of a Series will be passed upon for the underwriters by the counsel named in the accompanying Prospectus Supplement.

                         INDEX OF TERMS FOR PROSPECTUS

Term                                                                        Page
----                                                                        ----
Additional Account Closing Date...........................................   28
Additional Account Cut-Off Date...........................................   27
Adjusted Investor Amount..................................................   36
Adjustment................................................................   36
Adjustment Payment Obligation.............................................   36
Aggregate Automatic Addition Limit........................................   30
Aggregate Investor Amount.................................................   27
Aggregate Investor Percentage.............................................   33
Bank......................................................................   16
Benefit Plan Entity.......................................................   56
Benefit Plans.............................................................   55
Cash Collateral Account...................................................   45
Cash Collateral Guaranty..................................................   45
Cedel Participants........................................................   22
Code......................................................................   50
Cooperative...............................................................   22
CPS.......................................................................   16
Creation Date.............................................................   27
Default Amount............................................................   35
Defaulted Receivables.....................................................   35
Definitive Certificates...................................................   23
Department Stores.........................................................   16
Depositaries..............................................................   20
Depositary................................................................   20
Depository................................................................   20
Discount Option Receivable Collections....................................   31
Discount Option Receivables...............................................   30
Discount Percentage.......................................................   30
Dissolution Event.........................................................   38
DOL.......................................................................   55
DTC.......................................................................  I-1
DTC Rules.................................................................   21
Eligible Account..........................................................   17
Eligible Originator.......................................................   17
Eligible Receivable.......................................................   16
Enhancement Investor Amount...............................................   45
Enhancement Provider......................................................   30
Euroclear.................................................................   22
Euroclear Operator........................................................   22
Euroclear Participants....................................................   22
Euroclear System..........................................................   22
Excess Funding Account....................................................   34
Excess Spread.............................................................   36
Exchange Date.............................................................   26
Exchange Notice...........................................................   26
FASIT.....................................................................   43
FDIA......................................................................   48
Final Regulations.........................................................   54
Final Termination Date....................................................   37
FIRREA....................................................................   48
Global Securities.........................................................  I-1
Indirect Participants.....................................................   21
Ineligible Receivable.....................................................   27
Interest Funding Account..................................................   24
Investor Charge Off.......................................................   36
Investor Default Amount...................................................   35
IRS.......................................................................   51
L/C Bank..................................................................   45
Minimum Aggregate Principal Receivables...................................   29
Minimum Transferor Amount.................................................   36
Minimum Transferor Interest Percentage....................................   36
Monthly Servicer Report...................................................   41
Monthly Servicing Fee.....................................................   38
Moody's...................................................................   31
non-U.S. Certificate Owner................................................   51
OID.......................................................................   50
OID Regulations...........................................................   50
Participation Agreement...................................................   29
Participations............................................................   29
Pay Out Event.............................................................   38
Payment Date Statement....................................................   41
Permitted Investments.....................................................   31
Plan Asset Regulation.....................................................   55
Principal Shortfalls......................................................   34
Qualified Institution.....................................................   31
Rating Agency Condition...................................................   39
Receivables...............................................................   20
Recoveries................................................................   35
Reserve Account...........................................................   46
RTC.......................................................................   48
Saks......................................................................   16
Saks Fifth Avenue.........................................................   16
Saks Holdings.............................................................   16
SCC.......................................................................   16
Series....................................................................  I-1
Series Adjustment Amount..................................................   36
Service Transfer..........................................................   39
Servicer Default..........................................................   40
Servicing Fee Percentage..................................................   39
Shared Excess Finance Charge Collections..................................   35
Shared Principal Collections..............................................   34
Shortfall Amount..........................................................   34
Special Tax Counsel.......................................................   51
Spread Account............................................................   46
Standard & Poor's.........................................................   31
Stated Series Termination Date............................................   37
Terms and Conditions......................................................   22

Transfer Agent and Registrar..............................................   24
Transferor................................................................   16
Transferor Percentage.....................................................   19
U.S. Certificate Owner....................................................   50
U.S. Person...............................................................  I-3

ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Saks Credit Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow the credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S.  Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate of non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The expenses in connection with the distribution of the Offered Certificates, other than underwriting discounts, are set forth in the following table. All amounts except the Securities and Exchange Commission Registration Fee are estimated.

Securities and Exchange Commission Registration Fee......................  $*
Legal Fees and Expenses..................................................  *
Accounting Fees and Expenses.............................................  *
Rating Agency Fees.......................................................  *
Printing and Engraving...................................................  *
Blue Sky Fees and Expenses...............................................  *
Miscellaneous............................................................  *
       Total.............................................................  *
______
* To be filed by amendment or on Form 8-K and incorporated herein by reference.

Item 15. Indemnification of Directors and Officers

     The Certificate of Incorporation of Saks Credit Corporation include the following provisions regarding indemnification:

          6.01    Indemnification.

          (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, arbitral, governmental, administrative, investigative or otherwise (hereinafter, a "Proceeding"), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including penalties, fines, judgments, reasonable attorneys' fees and charges, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or
     (iii) similar matters) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 6.01(2)) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subsection 6.01(1) shall be a contract right and shall include the right to be paid by the Corporation the reasonable expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 6.01(1) or otherwise.


          (2) If a claim which the Corporation is obligated to pay under subsection 6.01(1) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claims, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


          (3) The provisions of this Section 6.01 shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 6.01 should be found to be invalid or ineffective in any proceeding, the validity and effectiveness of the remaining provisions shall not be affected.

          (4) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.01 are non-exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, or any Corporation By-Law, insurance policy or agreement, vote of shareholders or disinterested directors or otherwise.

          (5) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (6) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section 6.01 with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

          6.02 Limitation of Monetary Damages. A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except this provision shall not eliminate liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption under Delaware General Corporation Law, Section 174, or
(iv) for any transaction from which the director derived an improper personal benefit.

          Any repeal or modification of this Section 6.02 by the Corporation's shareholders shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

          6.03 Severability. In the event that any of the provisions of this Article Six (including any provision within a single sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

     Saks Incorporated and various of its affiliates maintain directors and officers liability insurance policies presently outstanding which may insure directors and officers of the Transferor. These policies cover losses for which the Transferor or its parent corporations shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Transferor or the Transferor's parents or any of their affiliates. The losses covered by the policies are subject to various deductibles, exclusions and limitations and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The Transferor has also agreed by contract to provide directors and officers' insurance to its independent director.

Item 16.  Exhibits and Financial Statements

(a)       Exhibits


 1.1      -- Form of Underwriting Agreement*
 3.1      -- Articles of Incorporation of Saks Credit Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on July 2, 1999.
 3.2      -- Bylaws of Saks Credit Corporation (incorporated by reference to
             Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on July 2, 1999.
 4.1      -- Master Pooling and Servicing Agreement dated as of August 21, 1997, by and among Saks Credit Corporation (as successor to Proffitt's Credit Corporation), as Transferor, Saks Incorporated, as Servicer, and Norwest Bank Minnesota, National Association, as Trustee, as amended by Amendment No. 1 dated as of February 2, 1998, and Amendment No. 2 dated as of July 1, 1999 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on September 23, 1997, Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on February 18, 1998 and Exhibit
             99.1 to the Registrant's Current Report on Form 8-K filed on July 2, 1999).
 4.3      -- Receivables Purchase Agreement dated as of July 1, 1999 by and among National Bank of the Great Lakes, as Seller, Saks Credit Corporation, as Purchaser, and Saks Incorporated, as Servicer (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on July 2, 1999.
 5.1      -- Opinion and consent of Charles J. Hansen, Esq. with respect to legality.*
 8.1      -- Opinion and consent of Alston & Bird LLP with respect to Federal income tax matters.*
23.1      -- Consent of Alston & Bird LLP (included in its opinion filed as
             Exhibit 5.1).*
23.2      -- Consent of Alston & Bird LLP (included in its opinion filed as
             Exhibit 8.1).*
24.1      -- Powers of Attorney.

________

* To be filed by amendment or on Form 8-K and incorporated herein by reference.

(b)  Financial Statements and Schedules

     All financial schedules of Saks Credit Corporation, Saks Incorporated and its subsidiaries have been omitted as they are not required under the related instructions or are inapplicable.

Item 17.  Undertakings.

A.  RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.  RULE 430A.

     The undersigned registrant hereby undertakes that:

     (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmhurst, State of Illinois, on this 6th day of January, 2000.


                              SAKS CREDIT CORPORATION


                              By:     /s/ Douglas E. Coltharp
                                      -----------------------
                              Name:   Douglas E. Coltharp
                              Title:  President



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles J. Hansen, Donald E. Wright and Scott A. Honnold and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1993, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on January 6, 2000.


Signatures                         Title
----------                         -----

/s/ Douglas E. Coltharp            President and Director
-----------------------            (Principal Executive Officer)
    Douglas E. Coltharp

/s/ James S. Scully                Senior Vice President, Treasurer, Assistant Secretary and Director
-------------------                (Principal Financial Officer)
    James S. Scully

/s/ Donald E. Wright               Senior Vice President, Assistant Secretary and Director
--------------------               (Principal Accounting Officer)
    Donald E. Wright

/s/ Charles J. Hansen              Director
---------------------
    Charles J. Hansen

/s/ Andrew L. Stidd                Director
--------------------
    Andrew L. Stidd

                                 EXHIBIT INDEX

S-K
Reference
Number                                  Description
------                                  -----------

1.1        -- Form of Underwriting Agreement*
3.1        -- Articles of Incorporation of Saks Credit Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on July 2, 1999).
3.2        -- Bylaws of Saks Credit Corporation (incorporated by reference to
              Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on July 2, 1999).
4.1        -- Master Pooling and Servicing Agreement dated as of August 21,
              1997, by and among Saks Credit Corporation (as successor to Proffitt's Credit Corporation), as Transferor, Saks Incorporated, as Servicer, and Norwest Bank Minnesota, National Association, as Trustee, as amended by Amendment No. 1 dated as of February 2, 1998, and Amendment No. 2 dated as of July 1, 1999 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on September 23, 1997, Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on February 18, 1998 and Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed on July 2, 1999).
4.2        -- Receivables Purchase Agreement dated as of July 1, 1999 by and among National Bank of the Great Lakes, as Seller, Saks Credit Corporation, as Purchaser, and Saks Incorporated, as Servicer (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on July 2, 1999).
5.1        -- Opinion and consent of Charles J. Hansen, Esq. with respect to legality.*
8.1        -- Opinion and consent of Alston & Bird LLP with respect to Federal income tax matters.*
23.1       -- Consent of Alston & Bird LLP (included in its opinion filed as
              Exhibit 5.1).*
23.2       -- Consent of Alston & Bird LLP (included in its opinion filed as
              Exhibit 8.1).*
24.1       -- Powers of Attorney (included herein on the signature page).

________
* To be filed by amendment or on Form 8-K and incorporated herein by reference.